EXHIBIT 99.2
CATELLUS DEVELOPMENT CORPORATION

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Catellus Development Corporation
We have completed an integrated audit of Catellus Development Corporation’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedules
In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Catellus Development Corporation and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the index appearing under Item 15(a)(2) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A in the 2004 Annual Report on Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
PricewaterhouseCoopers LLP
San Francisco, CA
March 4, 2005, except for Note 19, as to which the date is August 5, 2005

CATELLUS DEVELOPMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2004	2003
Assets
Properties	$2,316,289	$2,498,015
Less accumulated depreciation	(490,409)	(446,872)

	1,825,880	2,051,143
Other assets and deferred charges, net	224,932	292,312
Notes receivable, less allowance	329,758	119,202
Accounts receivable, less allowance	35,800	19,752
Assets held for sale	10,336	2,352
Restricted cash and investments	29,569	64,617
Cash and cash equivalents	252,069	45,931

Total	$2,708,344	$2,595,309

Liabilities and stockholders’ equity
Mortgage and other debt	$1,440,528	$1,378,054
Accounts payable and accrued expenses	201,238	157,036
Deferred credits and other liabilities	286,780	291,530
Liabilities associated with assets held for sale	88	2,296
Deferred income taxes	36,119	56,712

Total liabilities	1,964,753	1,885,628

Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.01 par value, 104,720 and 103,822 shares issued, and 103,317 and 102,724 shares outstanding at December 31, 2004 and 2003, respectively	1,047	1,039
Paid-in capital	509,407	489,143
Unearned value of restricted stock and restricted stock unit grants (1,403 and 1,098 shares at December 31, 2004 and 2003, respectively)	(23,049)	(22,720)
Accumulated earnings	256,186	242,219

Total stockholders’ equity	743,591	709,681

Total	$2,708,344	$2,595,309

See notes to Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2004	2003	2002
Revenues
Rental revenue	$287,576	$275,168	$237,544
Sales revenue	504,458	204,271	139,604
Management, development and other fees	5,706	11,129	7,088

	797,740	490,568	384,236

Costs and expenses
Property operating costs	(76,290)	(76,373)	(61,970)
Cost of sales	(401,942)	(112,968)	(89,661)
Selling, general and administrative expenses	(54,437)	(55,747)	(43,695)
Depreciation and amortization	(70,663)	(65,697)	(57,826)

	(603,332)	(310,785)	(253,152)

Operating income	194,408	179,783	131,084

Other income
Equity in earnings of operating joint ventures, net	6,132	6,898	8,277
Equity in earnings of development joint ventures, net	15,444	32,849	29,232
Gain on non-strategic asset sales	17,008	22,950	7,264
Interest income	16,850	7,294	9,871
Other	3,753	2,651	9,196

	59,187	72,642	63,840

Other expenses
Interest expense	(60,743)	(53,491)	(50,096)
REIT transition costs	(420)	(7,262)	—
Other	(7,631)	(9,237)	(2,021)

	(68,794)	(69,990)	(52,117)

Income before minority interests, income taxes, and discontinued operations	184,801	182,435	142,807
Minority interests	—	—	(6,106)

Income before income taxes and discontinued operations	184,801	182,435	136,701
Income tax (expense) benefit	(35,845)	45,641	(52,271)

Income from continuing operations	148,956	228,076	84,430

Discontinued operations, net of income tax:
Gain from disposal of discontinued operations	24,624	6,129	13,748
(Loss) income from discontinued operations	(1,782)	594	2,478

Net gain from discontinued operations	22,842	6,723	16,226

Net income	$171,798	$234,799	$100,656

Income per share from continuing operations
Basic	$1.45	$2.28	$0.86

Assuming dilution	$1.43	$2.23	$0.84

Income per share from discontinued operations
Basic	$0.22	$0.07	$0.17

Assuming dilution	$0.21	$0.07	$0.17

Net income per share
Basic	$1.67	$2.35	$1.03

Assuming dilution	$1.64	$2.30	$1.01

Average number of common shares outstanding—basic	103,064	99,941	97,642

Average number of common shares outstanding—diluted	104,520	102,171	100,118

Dividends declared per share	$1.53	$0.57	$—

See notes to Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In thousands)

			Unearned
			Value of
			Restricted
			Stock and
	Common Stock		Restricted	Treasury Stock		Paid-In	Accumulated
	Shares	Amount	Stock Units	Shares	Amount	Capital	Earnings	Total
Balance at December 31, 2001	110,209	$1,102	—	(23,647)	$(401,082)	$521,312	$313,925	$435,257
Exercise of stock options and other	608	6	—	—	—	10,050	—	10,056
Net income	—	—	—	—	—	—	100,656	100,656

Balance at December 31, 2002	110,817	1,108	—	(23,647)	(401,082)	531,362	414,581	545,969
Earnings and profits distribution	10,655	107	—	—	—	251,477	(351,874)	(100,290)
Dividends	—	—	—	—	—	—	(55,287)	(55,287)
Exercise of stock options and other	4,866	49	—	—	—	81,913	—	81,962
Treasury stock retirements	(23,647)	(236)	—	23,647	401,082	(400,846)	—	—
Restricted stock and restricted stock unit grants	1,131	11	(24,554)	—	—	25,237	—	694
Compensation expense	—	—	1,834	—	—	—	—	1,834
Net income	—	—	—	—	—	—	234,799	234,799

Balance at December 31, 2003	103,822	1,039	(22,720)	—	—	489,143	242,219	709,681
Dividends	—	—	—	—	—	—	(157,831)	(157,831)
Exercise of stock options and other	593	5	—	—	—	10,056	—	10,061
Restricted stock and restricted stock unit grants	305	3	(11,100)	—	—	10,208	—	(889)
Compensation expense	—	—	10,771	—	—	—	—	10,771
Net income	—	—	—	—	—	—	171,798	171,798

Balance at December 31, 2004	104,720	$1,047	$(23,049)	—	$—	$509,407	$256,186	$743,591

See notes to Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net income	$171,798	$234,799	$100,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,663	65,697	57,826
Deferred income taxes	(21,518)	(246,855)	21,385
Deferred gain recognized	(10,881)	(3,499)	(14,820)
Amortization of deferred loan fees and other costs	4,887	4,871	5,993
Equity in earnings of joint ventures	(21,576)	(39,747)	(37,509)
Gain on sales of investment property	(24,624)	(10,215)	(22,252)
Minority interests in earnings of consolidated entities	—	—	6,106
Operating distributions from joint ventures	74,789	55,033	86,222
Cost of development property and non-strategic assets sold	356,386	129,699	83,612
Capital expenditures for development property	(44,498)	(81,075)	(56,955)
Other property acquisitions	(9,713)	—	(738)
Issuance of notes receivable	(289,341)	(109,545)	(45,051)
Other, net	12,030	5,806	8,319
Change in assets and liabilities:
Accounts and notes receivable	64,504	38,639	82,143
Other assets and deferred charges	23,119	8,116	(78,035)
Accounts payable and accrued expenses	(1,693)	5,801	(17,144)
Deferred credits and other liabilities	22,092	150,343	7,388

Net cash provided by operating activities	376,424	207,868	187,146

Cash flows from investing activities:
Property acquisitions	(32,268)	(95,893)	(24,449)
Capital expenditures for investment property	(199,209)	(146,511)	(227,533)
Tenant improvements	(5,755)	(8,809)	(9,945)
Reimbursable construction costs	6,403	(10,583)	(54,426)
Net proceeds from sale of investment property	63,118	37,270	29,460
Distributions from joint ventures	—	8,601	—
Contributions to joint ventures	(3,367)	(6,587)	(17,365)
Decrease (increase) in restricted cash and investments	35,048	(28,024)	(29,027)

Net cash used in investing activities	(136,030)	(250,536)	(333,285)

Cash flows from financing activities:
Borrowings	290,131	110,922	445,778
Repayment of borrowings	(220,117)	(223,519)	(251,626)
Earnings and profits distribution	—	(100,290)	—
Dividends	(111,049)	(27,562)	—
Distributions to minority partners	—	(4,551)	(4,542)
Proceeds from issuance of common stock	6,779	58,672	8,761

Net cash (used in) provided by financing activities	(34,256)	(186,328)	198,371

Net increase (decrease) in cash and cash equivalents	206,138	(228,996)	52,232
Cash and cash equivalents at beginning of year	45,931	274,927	222,695

Cash and cash equivalents at end of year	$252,069	$45,931	$274,927

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest (net of amount capitalized)	$60,927	$62,308	$53,706
Income taxes	$74,937	$72,032	$32,386
Non-cash financing activities:
Debt forgiveness—property reconveyance/reduction	$(9,611)	$(11,380)	$(507)
See notes to Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Description of Business
     Catellus Development Corporation (together with its subsidiaries, “Catellus” or the “Company”) owns and develops primarily industrial properties located in major markets in California, Illinois, Texas, Colorado, and Georgia, with recent expansion into New Jersey. The Company operated as a fully taxable C-corporation through December 31, 2003. At December 31, 2003, the Company reorganized its operations in order to operate as a real estate investment trust (“REIT”) commencing January 1, 2004 (see Note 18). All references to Catellus or the Company mean the current Catellus or its predecessor, as the context requires.
Note 2. Summary of Significant Accounting Policies
     Revenue recognition—Rental revenue, in general, is recognized when due from tenants; however, revenue from leases with rent concessions or fixed escalations is recognized on a straight-line basis over the initial term of the lease. Direct costs of negotiating and consummating a lease are deferred and amortized on a straight-line basis over the initial term of the related lease. Rental revenue is not accrued when a tenant vacates the premises and ceases to make rent payments or files for bankruptcy. The Company has various retail and ground leases that provide for rental revenues which are contingent upon the lessee’s operations. Contingent rental income on these leases is recognized when the specified target is achieved.
     The Company recognizes revenue from the sale of properties using the accrual method. Sales not qualifying for full recognition at the time of sale are accounted for under other appropriate deferral methods, including the percentage-of-completion method. When the Company receives an inadequate cash down payment and takes a note for the balance, profit is deferred until such time as sufficient cash is received to meet minimum down payment requirements. In general, specific identification and relative sales value methods are used to determine the cost of sales. Generally, sales of rental property are classified as discontinued operations.
     The Company recognizes management, development, and other fees as earned. Fees earned from the Company’s unconsolidated joint ventures are recognized to the extent of outside ownership with the Company’s share deferred. These deferred fees will be recognized when the assets or venture is either sold or liquidated, as appropriate.
     The Company may receive fees from tenants as consideration for early termination of their lease agreement. These lease termination fees are amortized over the revised remaining lease term, if any. In conjunction with the receipt of lease termination fees, the Company performs a review of all lease related assets and liabilities to determine if impairment has occurred and whether or not the amortization period continues to be appropriate.
     Property and deferred charges—Real estate is stated at cost using the methodology described as follows: (a) for operating properties and properties held for development, a write-down to estimated fair value is recognized when a property’s estimated undiscounted future cash flow is less than its net book value; (b) for properties held for sale, a write-down to estimated fair value is recorded when the Company determines that the net book value exceeds the estimated selling price less costs to sell. Fair value is determined by a combination of expected cash flow and recent comparable sales and this evaluation is made by management on a property-by-property basis. Based upon the evaluation, an impairment charge of $4.3 million and $6.7 million was recognized in “Other expenses-Other” in 2004 and 2003, respectively, thus reducing the Company’s rental property basis by $2.9 million in 2004 and developable land basis by $1.4 million and $6.7 million in 2004 and 2003, respectively. The evaluation of future cash flows and fair value of individual properties requires significant judgment; it is reasonably possible that a change in estimate could occur as economic conditions change.
     The Company capitalizes direct construction and development costs, including predevelopment costs, property taxes, insurance, and certain indirect project costs, including a portion of general and administrative costs that are associated with the acquisition, development, or construction of a project. Interest costs incurred during construction/development periods to get the assets ready for their intended use are also capitalized. Costs associated with financing or leasing projects are also capitalized and amortized over the period benefited by those expenditures on a straight-line basis, which for deferred financing fees approximates the effective interest rate method.
     Depreciation is computed using the straight-line method. Buildings and improvements are depreciated using lives of between 20 and 40 years. Tenant improvements are depreciated over the shorter of the primary terms of the leases (generally 3-15 years) or the useful life of the improvement, while furniture and equipment are depreciated using lives ranging between 3 and 10 years.
     Maintenance and repair costs are charged to expense as incurred, while significant improvements, replacements, and major renovations are capitalized.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Allowance for doubtful accounts—Accounts receivable are net of an allowance for uncollectible accounts totaling $1.8 million and $1.5 million at December 31, 2004 and 2003, respectively. The Company provides for doubtful accounts based on several factors, including the Company’s estimate of collectability and the age of the outstanding balances.
     Environmental costs—The Company incurs ongoing environmental remediation costs, including cleanup costs, consulting fees for environmental studies and investigations, monitoring costs, and legal costs relating to cleanup, litigation defense, and the pursuit of responsible third parties. Costs incurred in connection with operating properties and properties previously sold are expensed. Costs relating to undeveloped land are capitalized as part of development costs. Costs incurred for properties to be sold are deferred and charged to cost of sales when the properties are sold. The Company maintains a reserve for estimated costs of environmental remediation to be incurred in connection with operating properties and properties previously sold.
     Income taxes—Beginning January 1, 2004, Catellus elected to be taxed as a REIT under Sections 856 and 860 of the Internal Revenue Code of 1986, as amended (see Note 18). A REIT generally does not incur federal taxes on its taxable income as long as it distributes 90% of its taxable income and meets various income, asset and ownership tests. As Catellus reorganized so that it operates as a REIT as of January 1, 2004 and intends to elect REIT status upon filing its 2004 tax return, the Company no longer will be taxed at the REIT level if 100% of taxable income is distributed. Accordingly, Catellus reversed the majority of its deferred taxes in the fourth quarter of 2003. Certain deferred taxes have been maintained including those relating to the Company’s Taxable REIT Subsidiaries (“TRS”) and those related to built-in gains for properties included in the REIT. For the Company’s TRS, deferred taxes are recorded based on the future tax effects of the difference between the tax and financial reporting bases of their assets and liabilities. For properties transferred to the REIT, a deferred tax has been recorded for certain assets which the Company believes may be sold within ten years because of certain tenant options or the size and type of property. The deferred tax for built-in gains is computed as the difference between the book and tax basis of those properties which the Company believes will be difficult to transact as tax-free exchanges. In addition, where the Company has recognized a deduction for uncertain tax positions, no financial statement benefit is recorded until the tax impact is certain.
     Principles of consolidation—The accompanying Consolidated Financial Statements include the accounts of the Company, its wholly owned subsidiaries, and investees, which are controlled by the Company (i.e. ability to exercise control over the operations of an entity, including a board where a majority of the votes can be obtained by employees of the Company). Other investees are accounted for by using the equity method, including investees in which the Company has a majority interest, but the minority venture partner(s) has (have) substantive participating rights in the operations of the investee. Another investee, with whom the Company has related party transactions, is accounted for under the cost method. In 1999, the Company formed a subsidiary REIT and sold 10% of this subsidiary’s stock to minority investors. In January 2003, the Company acquired the 10% interest of the minority investors for $60.7 million. The acquisition was accounted for based on the purchase method of accounting.
     Partnership accounting—The Company accounts for unconsolidated partnerships or other investees who do not qualify as a variable interest equity (collectively referred to as unconsolidated joint ventures) under the equity method including investees in which the Company has a majority interest, but the minority venture partner(s) has (have) substantive participating rights in the operations of the investee. Earnings or losses of unconsolidated joint ventures are recognized to the extent of the Company’s ownership or participation interest. The Company does not recognize its share of losses generated by these investments in excess of its investment unless it is legally committed or intends to fund deficits in the future. The Company may provide fee services to joint ventures but will recognize revenues only to the extent of the outside partner’s ownership interest and will defer profits on its ownership interest until the joint venture is sold or liquidated. The Company accounts for a joint venture, with whom it has related party transitions, under the cost method (see Note 5, Joint Venture Investments).
     In December 2003, the FASB issued Interpretation No. 46-R, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (“FIN 46-R”). FIN 46-R requires that any entity meeting certain rules relating to a company’s level of economic risks and rewards be consolidated as a variable interest entity. The statement is applicable to all variable interest entities created or acquired after January 31, 2003, and the first interim or annual reporting period beginning after December 15, 2003, for variable interest entities in which the Company holds a variable interest that was acquired before February 1, 2003. The Company has adopted FIN 46-R as required. There was no significant effect on the financial position, results of operations or cash flows of the Company as a result of the initial adoption of this standard with regard to existing variable interest entities; however, future newly formed entities could meet these requirements and will be recorded as appropriate.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     At December 31, 2004, the Company holds significant variable interests in three variable interest entities that do not qualify for consolidation under the provisions of FIN 46-R. The Company’s significant variable interests are in the form of equity interests in two of its unconsolidated joint ventures and its participation in a master development agreement:
•	Bergstrom Partners, L.P. was formed in January 2003 to redevelop and market 624 acres of land at a former missile test site in Travis County, Texas. No further contributions are required.

•	SAMS Venture, LLC was formed in January 2003 to initially develop a new 545,000 square foot office park for the Los Angeles Air Force Base, convey that property to the United States Air Force in exchange for three parcels of land totaling 56 acres and other consideration, and finally either sell or develop for sale the three parcels. The Company’s exposure will increase should this joint venture require additional contributions from its partners.

•	A Company subsidiary entered into a master development agreement with the City of Austin, Texas in December 2004 to redevelop and market the property formerly known as the Robert Mueller Municipal Airport. The Company’s exposure will increase should public financing and sales revenues be insufficient to meet current or projected financial requirements.
     The Company’s maximum exposure in the current financial statements as a result of its involvement with these variable interest entities is $9.3 million as of December 31, 2004.
     Cash and cash equivalents and restricted cash and investments—The Company considers all highly liquid investments with maturity of three months or less at time of purchase to be cash equivalents. Of the restricted cash and investments totaling $29.6 million and $64.6 million at December 31, 2004 and 2003, respectively, $18.9 million and $38.1 million, respectively, represent proceeds from property sales held in separate cash accounts at trust companies in order to preserve the Company’s option to reinvest the proceeds on a tax-deferred basis. Approximately $10.0 million at December 31, 2004 represents funds in escrow for environmental work related to a land acquisition. Approximately $0.7 million and $23.1 million at December 31, 2004 and 2003, respectively, represent funds held in pledge accounts at a bank until certain loan collateral pool requirements are met. These requirements relating to the December 31, 2003 funds were met in 2004 and the restricted cash of $23.1 million was released accordingly and was used to pay down debt. In addition, restricted investments of $3.4 million at December 31, 2003, represented certificates of deposit used to guarantee lease performance; this $3.4 million of restricted cash was released in 2004. The Company maintains cash balances with investment grade financial institutions which the Company believes will mitigate the risk of loss for amounts on deposit in excess of federally insured limits.
     Interest rate protection contracts (“Treasury-lock contracts”)—The Company may enter into interest rate protection agreements from time to time to lock its interest rate when negotiating fixed rate financing agreements. Amounts paid or received would be capitalized and amortized as a component of interest expense using the effective interest method over the term of the associated debt agreement.
     Notes receivable—Notes receivable are carried at the principal balance, less estimated uncollectible amounts totaling $1.8 million at December 31, 2004 and 2003. Interest is recognized as earned; however, the Company discontinues accruing interest when collection is considered doubtful. The Company uses the effective interest method for notes with stepped interest rates or when loan origination fees are received. Notes are generally collateralized by real property or a financing agreement.
     Financial instruments—The historical cost basis of the Company’s notes receivable is representative of fair value based on a comparison to year-end interest rates for receivables of comparable risks and maturities. Variable rate debt has carrying values which approximate estimated fair value while fixed rate mortgage loans have an estimated aggregate fair value of $1.13 billion and remaining principal of $1.08 billion based on a comparison to year-end interest rates for debt with similar terms and remaining maturities. The carrying amounts of the Company’s cash and cash equivalents, restricted cash and investments, accounts receivables, accounts payables, and accrued expenses approximate fair value due to the short term maturities of these assets and liabilities.
     Bond financings—Assessment bonds are usually issued by a municipality district or a tax incremental financing entity to finance costs of public infrastructure improvements. The Company records an obligation within mortgage and other debt if the assessment to be levied by the bond’s issuer is fixed and determinable, the assessment has been guaranteed by the Company or the Company controls the municipal board (see Notes 3 and 15). In all other cases, the Company records a receivable for the amount due from the municipality as it is incurred.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Income per share—Income from continuing and discontinued operations per share of common stock applicable to common stockholders is computed by dividing respective income by the weighted average number of shares of common stock and equivalents outstanding during the period (see table below for effect of dilutive securities).

	Year Ended December 31,
	2004			2003			2002
			Per Share			Per Share			Per Share
	Income	Shares	Amount	Income	Shares	Amount	Income	Shares	Amount
	(In thousands, except per share data)
Income from continuing operations	$148,956	103,064	$1.45	$228,076	99,941	$2.28	$84,430	97,642	$0.86

Effect of dilutive securities: stock options	—	1,456		—	2,230		—	2,476

Income from continuing operations assuming dilution	$148,956	104,520	$1.43	$228,076	102,171	$2.23	$84,430	100,118	$0.84

Gain from discontinued operations	$22,842	103,064	$0.22	$6,723	99,941	$0.07	$16,226	97,642	$0.17

Effect of dilutive securities: stock options	—	1,456		—	2,230		—	2,476

Gain from discontinued operations assuming dilution	$22,842	104,520	$0.21	$6,723	102,171	$0.07	$16,226	100,118	$0.17

Net income	$171,798	103,064	$1.67	$234,799	99,941	$2.35	$100,656	97,642	$1.03

Effect of dilutive securities: stock options	—	1,456		—	2,230		—	2,476

Net income assuming dilution	$171,798	104,520	$1.64	$234,799	102,171	$2.30	$100,656	100,118	$1.01

     At December 31, 2003, 1,098,127 shares of restricted stock and restricted stock units were not included in the computation of diluted income per share because the fair market value at date of grant was greater than the average annual market price of the Company’s common stock. There were no shares excluded at December 31, 2004.
     Use of estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses. Actual results could differ from those estimates.
     Reclassifications—Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.
Accounting for stock-based compensation
     At December 31, 2004, the Company has six stock-based employee compensation plans. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. All options when granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Subsequently, as a result of a stock option exchange offer related to the REIT conversion, whereby unvested options became subject to variable accounting, compensation expense of $3.0 million and $2.0 million was recognized for the years ended December 31, 2004 and 2003, respectively (see Notes 11 and 18). The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation (see Note 11, for further data regarding Black-Scholes and the Company’s option plans).

	Year Ended December 31,
	2004	2003	2002
	(In thousands, except income per share
	data)
Net income, as reported	$171,798	$234,799	$100,656
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects in 2003	3,014	1,209	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects in 2003 and 2002	(1,229)	(3,747)	(5,330)

Pro forma net income	$173,583	$232,261	$95,326

Earnings per share:
Basic—as reported	$1.67	$2.35	$1.03

Basic—pro forma	$1.68	$2.32	$0.98

Diluted—as reported	$1.64	$2.30	$1.01

Diluted—pro forma	$1.66	$2.27	$0.95

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During 2004, two performance-based executive award plans were established under the Company’s 2003 Performance Award Plan: the 2004 Transition Incentive Plan (“TIP”) and the 2004 Long-Term Incentive Plan (“LTIP”). The awards granted are non-voting units of measurement (“Performance Units”) each of which is deemed to represent one share of the Company’s common stock. Performance Units are entitled to dividend equivalents representing dividends on an equal number of shares of the Company’s common stock. Dividend equivalents are credited to participants’ accounts as additional Performance Units. The initial performance period under the LTIP and the performance period under the TIP are from January 1, 2004 through December 31, 2006. TIP awards vest no sooner than December 31, 2004 if at least 50% of defined performance targets have been achieved and certain time vesting requirements are met as to certain participants, and are payable in the Company’s common stock. LTIP awards vest at December 31, 2006 if the Company’s total stockholder return, relative to the total stockholder returns of a certain group of peer companies, meets certain performance targets. Awards under the LTIP are payable 50% in the Company’s common stock and 50% in cash (see Note 11).
     The Company expenses dividends paid on unvested restricted stock, restricted stock units, Director Restricted Stock Units, and Director Stock Units (see Note 11).
New accounting standards
     In December 2004, the FASB issued Statement of Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods or services. This statement is effective as of the beginning of the first interim or annual reporting that begins after June 15, 2005. The Company will adopt SFAS 123R in the time frame required and it is anticipated that the Company will elect the modified prospective application transition method without restatement of prior interim periods. The initial adoption of FAS 123R will not have a significant effect on the financial position, results of operations, or cash flow of the Company.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 3. Mortgage and Other Debt
     Mortgage and other debt consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Fixed rate mortgage loans, interest at 5.96% to 9.50%, due at various dates through April 12, 2016(a)	$1,084,259	$1,051,004
Floating rate mortgage loans, interest variable (3.81% to 4.53% at December 31, 2004), due at various dates through August 1, 2006(b)	114,689	139,223
Construction loan, interest variable (4.22% at December 31, 2004), due on October 20, 2005(c)	30,000	54,220
Revolving credit facility, interest variable (4.29% at December 31, 2004), due on September 17, 2006(d)	148,000	50,000
Land acquisition and development loan, interest at 2.82%, due at various dates through November 30, 2008(e)	100	11,637
Assessment district bonds, interest at 2.09% to 8.70%, due at various dates through September 1, 2033(f)	63,210	63,802
Other loans, interest at 7.0%, due at various dates through September 15, 2006	270	8,168

Mortgage and other debt	1,440,528	1,378,054
Liabilities of assets held for sale:
Floating rate mortgage loans	—	2,071

Total mortgage and other debt	$1,440,528	$1,380,125

(a)	The fixed rate mortgage loans consist of the following: a $340.4 million loan bearing interest at 6.01% (6.69% effective rate considering financing costs), with a 30-year amortization schedule and maturing in November 2008; a $74.0 million loan bearing interest at 5.96% (6.39% effective rate considering financing costs) with a 25-year amortization schedule and maturing in November 2008; a $254.6 million loan bearing interest of 7.05% (7.17% effective rate considering financing costs) with a 30-year amortization schedule and maturity in April 2012; a $192.3 million loan bearing interest at 7.25% (7.28% effective rate considering financing costs), with a 30-year amortization schedule and maturing in April 2016; a $136.6 million loan bearing interest at 6.65% (6.72% effective rate considering financing costs), maturing on various dates from October 2006 through July 2007; $70.3 million of loans bearing interest at 7.29% (7.44% effective rate considering financing costs), maturing on various dates from January 2008 through May 2010; and $16.1 million of other loans bearing interest at 8.13% to 9.5%, maturing on various dates from October 2006 through March 2009.

During 2004, the Company closed a $75.0 million fixed rate mortgage loan bearing interest at 5.96% (6.39% effective rate considering financing costs) with a 25-year amortization schedule and maturity in November 2008.

These fixed rate mortgage loans are collateralized by certain of the Company’s operating properties and by an assignment of rents generated by the underlying properties. These loans have penalties if paid prior to maturity.

(b)	The Company’s floating rate mortgage loans are collateralized by operating properties and by an assignment of rents generated by the underlying properties.

(c)	In 2004, the Company’s $50.0 million variable rate construction loan matured. The Company exercised its option to extend $30.0 million for one year and repaid $20.0 million with funds from the revolving credit facility. The entire loan was repaid in January 2005.

The Company’s construction loan is used to finance development projects and is collateralized by the related land and improvements.

(d)	During 2003, the Company closed a senior revolving credit facility in the aggregate principal amount of $200 million, of which $148 million was drawn at December 31, 2004. The facility matures in September 2006, unless extended an additional year at the Company’s election. The current interest rate is set at the Eurodollar rate (one month LIBOR) plus 2.0%. The Company has the right during the initial term of the facility to increase the facility amount up to an aggregate principal amount of $300 million. The Company may prepay the facility in whole or in part, at any time without penalty.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(e)	Land acquisition and development loans are used to acquire land and/or finance related development and are collateralized by the related land.

(f)	The assessment district bonds are issued through local municipalities to fund the construction of public infrastructure and improvements, which benefit the Company’s properties. Debt service on these bonds is either collateralized by certain of the Company’s properties or by letters of credit (see Note 15).
     Three of the Company’s credit agreements, totaling $270.5 million, have corporate financial covenants including a minimum fixed charge coverage ratio of 1.30 to 1, a maximum leverage ratio of 0.65 to 1, a maximum secured indebtedness ratio of 0.50 to 1, and a minimum tangible net worth of $452.8 million, all terms as defined in those agreements. As of or for the period ending December 31, 2004, the actual results were 1.87 to 1; 0.55 to 1; 0.38 to 1; and $743.6 million, respectively. Outstanding borrowings under the revolving credit facility are subject to a borrowing base consisting of various categories of assets. At December 31, 2004, the Company had unused availability of $40.7 million under the line. The Company’s performance against these covenants is measured on a quarterly basis, with fixed charge and debt service coverage ratios being measured on a four-quarter trailing basis. In the event the Company was to breach any of these covenants and was unable to negotiate satisfactory waivers or amendments, the Company’s lenders in these credit facilities could declare amounts outstanding due and payable.
     The Company’s revolving credit facility includes a covenant restricting dividends, subject to certain exceptions, in any fiscal year to the greater of (i) 95% of Funds From Operations or (ii) such amount necessary for the REIT Guarantor to qualify as a REIT under the Internal Revenue Code. For the period ending December 31, 2004, the Company’s total dividend distributions were $157.8 million as compared to the maximum amount permitted under the covenant of $211.3 million.
     The maturities of mortgage and other debt outstanding as of December 31, 2004 are summarized as follows (in thousands):

2005	$142,429
2006	332,671
2007	27,792
2008	430,381
2009	37,579
Thereafter	469,676

$1,440,528

     Interest costs relating to mortgage and other debt are summarized as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Total interest incurred	$86,728	$84,177	$85,156
Interest capitalized	(20,558)	(22,025)	(24,380)

Interest expensed	66,170	62,152	60,776
Less discontinued operations	(5,427)	(8,661)	(10,680)

Interest expense from continuing operations	$60,743	$53,491	$50,096

     Total interest incurred includes $4.9 million, $4.9 million, and $6.0 million of amortization of deferred loan fees and other related costs for the years ended December 31, 2004, 2003, and 2002, respectively.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 4. Income Taxes
     The Company was restructured to operate as a REIT effective January 1, 2004. In general, a corporation that elects REIT status and distributes at least 90% of its taxable income to its stockholders and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to federal income taxation to the extent it distributes its taxable income. The Company began operating so as to qualify as a REIT beginning January 1, 2004, and paid at least 90% of REIT taxable income to stockholders in 2004. Based on these considerations, the Company believes that it will not be liable for taxes (except with respect to the items discussed below) and, in 2003, reversed approximately $232 million of deferred tax liabilities.
     In 2003, as part of restructuring operations to enable the Company to qualify as a REIT, subsidiaries were created (subject to certain size limitations) that qualify as TRS and will be subject to federal and state income taxes. Accordingly, the Company will still be liable for federal and state taxes with respect to income earned in the TRS. As a result of this future tax liability, certain assets of the TRS carry temporary differences between book and tax amounts that are reflected as net deferred tax liabilities at the TRS and in the Consolidated Balance Sheet. Also, a majority of the Company’s assets owned as of December 31, 2003, which were transferred into the REIT, had values in excess of tax basis (“built-in-gain”) of approximately $1.7 billion. Under the REIT rules, the Company is liable for the tax on this built-in-gain if it is realized in a taxable transaction (as for example by sale of the asset) before January 1, 2014. The Company believes that it will pay taxes on built-in-gains on the Company’s assets subject to purchase options in the event the Company cannot effectuate a tax-free exchange. As a result of this future tax liability, the temporary differences between book and tax amounts for these assets will continue to be reflected as net deferred tax liabilities in the Consolidated Balance Sheet. In addition, the Company’s 1999 and later federal and state tax returns are still open with certain returns currently under audit, which may result in additional taxes with respect to these prior years. In 2003, the Company has provided for a current tax liability, currently totaling approximately $124 million, related to certain transactions under audit where it has taken a tax benefit, but the tax impact is uncertain. Lastly, the Company expects that once certain tasks are completed, certain of the Company’s assets not currently in the TRS will later be contributed to the TRS and carry temporary differences between book and tax amounts which is currently recorded as current tax liabilities but will result in deferred tax liabilities upon contribution.
     To initially qualify as a REIT, among other things, the Company distributed all of the accumulated earnings and profits (“E&P”) to the Company’s stockholders in one or more taxable dividends. In order to meet the required distribution of accumulated E&P, the Company made a distribution of $128 million in cash and 10.7 million shares of Catellus stock valued at $252 million in the fourth quarter of 2003. The amount of the distributions was based, in part, upon the estimated amount of accumulated E&P at year-end 2003. Although the Company believes that the distributions were sufficient to eliminate all of its accumulated E&P, to the extent that adjustments to prior years’ taxable income results in higher cumulative E&P, the Company will make an additional taxable distribution (in the form of cash and/or securities) at that time.
     Income tax (expense) benefit for year ended December 31, 2004 was generated at both the REIT level and the TRS. The TRS income before income taxes was $88.3 million with an effective overall rate of 37.22%. The Company has accrued $2.4 million state taxes at the REIT level to reflect expected state tax liability resulting from projected taxable income in California in excess of federal taxable income that is not distributed to stockholders and therefore taxed in the REIT and $0.6 million of the taxes for other adjustments in the REIT.
     Income tax (expense) benefit on consolidated income from continuing operations is as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Current	$(57,363)	$(201,214)	$(30,886)
Deferred	21,518	246,855	(21,385)

Total	$(35,845)	$45,641	$(52,271)

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The income tax benefit (expense) reflected in the Consolidated Statement of Operations differs from the amounts computed by applying the federal statutory rate of 35% to income before income taxes and discontinued operations as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Federal income tax expense at statutory rate	$(73,704)	$(63,961)	$(49,011)
Increase (decrease) in taxes resulting from:
REIT level federal tax – dividends paid deduction	42,897	—	—
State income taxes, net of federal impact	(7,371)	(9,324)	(6,659)
REIT conversion	—	118,896	—
Property donation at fair value	—	—	2,960
Other	2,333	30	439

	$(35,845)	$45,641	$(52,271)

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities. Significant components of the Company’s net deferred tax liability are as follows:

	December 31,
	2004	2003
	(In thousands)
Deferred tax liabilities:
Real Estate	$41,688	$44,304
Investments in Joint Ventures	5	12,408
Other	470	—

	42,163	56,712

Deferred tax assets:
Deferred revenue	2,588	—
Stock compensation	3,056	—
Other	400	—

	6,044	—

Net deferred tax liability	$36,119	$56,712

     Certain net deferred tax liabilities have been eliminated (as the Company is no longer liable for certain taxes as a REIT), reclassified to other current liabilities, or paid as current taxes in 2003. Included in liabilities reclassified to current tax accrual are those associated with assets likely to be contributed to the TRS, items for which the Company had previously claimed a tax deduction for non-routine transactions but the tax impact is not certain, and taxable transactions in 2003 that had previously been recorded for book purposes in prior years. With regard to items where the tax impact is uncertain, the Company expects such uncertainties to be resolved upon completion of specific audits currently under way. A permanent income tax benefit of $0.3 million, $21.3 million, and $1.3 million for the years ended December 31, 2004, 2003, and 2002, respectively, associated with the exercise of stock options is credited directly to paid-in capital on the accompanying Consolidated Statements of Stockholders’ Equity.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 5. Joint Venture Investments
     The Company has investments in a variety of unconsolidated real estate joint ventures that are involved in both operating properties and development of various other projects.
     The Company’s unconsolidated joint ventures include the following at December 31, 2004, which are accounted for under the equity method except for East Baybridge Partners, L.P. which is under the cost method:

Ownership
Percentage
Operating Properties
Hotel
International Rivercenter(a)	25%
New Orleans Rivercenter(b)	42%
Pacific Market Investment Company(c)	50%
Office
Torrance Investment Company(d)	67%
Development Projects
Residential
Talega Village, LLC(e)	50%
Serrano Associates, LLC(f)	50%
Parkway Company, LLC(g)	50%
East Baybridge Partners, L.P.(h)	0.14%
Commercial
SAMS Venture, LLC(i)	50%
Bergstrom Partners, L.P.(j)	50%

(a)	International Rivercenter owns the 1,600-room New Orleans Hilton Hotel on and adjacent to the Lower Poydras Wharf in New Orleans, Louisiana.

(b)	New Orleans Rivercenter owns a 75% undivided interest in an 8.5-acre parcel of land, which primarily provides parking for the New Orleans Hilton Hotel.

(c)	Pacific Market Investment Company owns and operates a 337-room Embassy Suites Hotel in San Diego, California.

(d)	Torrance Investment Company owns two office buildings totaling 202,000 square feet on 14 acres of land in Torrance, California.

(e)	Talega Village, LLC developed age-restricted residential units in Orange County, California. At December 31, 2004, it had no remaining inventory and has substantially wound up operations.

(f)	Serrano Associates, LLC acquired and is developing a 3,500-acre master-planned community near Sacramento, California. At December 31, 2004, it had an inventory of 1,024 available lots.

(g)	Parkway Company, LLC develops a master-planned residential community located in Folsom, California. At December 31, 2004, it had an inventory of 188 multi-unit home lots.

(h)	East Baybridge Partners, L.P. developed and operates a 220-unit multifamily mixed-income rental housing project in Emeryville, California. This partnership is accounted for under the cost method.

(i)	SAMS Venture, LLC is developing a new facility for the United States Air Force, and sells or develops for sale, other mixed use parcels in El Segundo, California.

(j)	Bergstrom Partners, L.P. develops for sale 624 acres of mixed-use land in Austin, Texas, of which 416 acres were remaining at December 31, 2004.
     In September 2003, the Company sold its interest in the Traer Creek LLC’s in exchange for a note receivable. A provision in the sales agreement allows for a discount on the purchase price of $1 million depending on the buyers timing of payment of the note. Thus the Company deferred a gain of $5.4 million at December 31, 2003, which was subsequently recognized in January 2004 upon the buyers full payment of the note.
     In December 2003, the Company sold its investment interest in Talega Associates, LLC and recorded as “Sales revenue” $47.4 million with a net sales gain of $41.9 million on the Consolidated Statement of Operations in 2003.
     In January 2004, the Company sold its investment interest in Colorado International Center to an entity whose principal was a former Company employee, for the Company’s capital investment balance of $0.3 million.
     In November 2004, the Company sold its investment interest in Bayport Alameda Associates, LLC and recorded as “Sales revenue” $49.8 million with a net sales gain of $14.4 million on the Consolidated Statement of Operations.
     In December 2004, the Company sold its investment interest in Third & King Investors, LLC and recorded a net sales loss of $5.6 million in the Consolidated Statement of Operations. The loss was attributed to additional insurance costs, interest expense and additional construction expenditures which resulted from a delay in the closing of the sale.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Company guarantees a portion of the debt and interest of certain of its joint ventures. At December 31, 2004, these guarantees totaled $0.5 million. In some cases, other parties have jointly and severally guaranteed these obligations, which are also collateralized by the related properties.
     The combined balance sheets and statements of operations of these unconsolidated joint ventures, along with the Company’s proportionate share, are summarized as follows:

	Combined		Proportionate Share
	December 31,		December 31,
	2004	2003	2004	2003
	(In thousands)
Assets:
Operating properties:
Property	$136,402	$144,072	$43,751	$45,980
Other	15,692	18,579	5,565	5,823
Development projects:
Property	60,895	315,752	29,627	101,643
Other	7,696	28,677	3,848	7,753

Total	$220,685	$507,080	$82,791	$161,199

Liabilities and venturers’ equity:
Operating properties:
Notes payable	$201,099	$204,306	$65,359	$66,451
Other	17,183	18,135	5,141	5,228
Development projects:
Notes payable	11,195	129,873	5,597	40,671
Other	28,053	39,257	14,026	14,258

Total liabilities	257,530	391,571	90,123	126,608

Venturers’ equity/(deficit):
Operating properties	(66,188)	(59,790)	(21,184)	(19,876)
Development projects	29,343	175,299	13,852	54,467

	(36,845)	115,509	(7,332)	34,591

Total liabilities and venturers’ equity	$220,685	$507,080	$82,791	$161,199

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Company’s proportionate share of venturers’ equity is an aggregate amount for all ventures. Because the Company’s ownership percentage differs from venture to venture, because there are varying distribution agreements, and because certain ventures have accumulated equity while others have accumulated deficits, the Company’s percentage of venturers’ equity is not reflective of the Company’s ownership percentage of the ventures. The Company does not recognize its share of losses generated by joint ventures in excess of its investment unless it is legally committed or intends to fund deficits in the future.
     The Company has contributed appreciated property to certain of its joint venture investments. Although the properties are recorded by the venture at fair value on the date of contribution, the related gains have been deferred in the Company’s financial statements and will be recognized when the properties are sold by the joint ventures.

	Combined			Proportionate Share
	Year Ended December 31,
	2004	2003	2002	2004	2003	2002
	(In thousands)
Revenue:
Operating properties	$143,872	$137,290	$136,217	$45,039	$41,261	$40,792
Development projects	39,752	209,181	282,100	17,230	72,256	124,434

	183,624	346,471	418,317	62,269	113,517	165,226

Expenses:
Operating properties	123,009	113,736	107,284	38,907	34,363	32,515
Development projects	3,875	111,266	207,765	1,786	39,407	95,202

	126,884	225,002	315,049	40,693	73,770	127,717

Net earnings before income tax	$56,740	$121,469	$103,268	$21,576	$39,747	$37,509

Note 6. Property
     Book value by property type consists of the following:

	December 31,
	2004	2003
	(In thousands)
Rental properties:
Industrial buildings	$1,278,227	$1,202,788
Office buildings (1)	383,763	386,438
Retail buildings	105,066	99,198
Ground leases and other	178,007	169,127
Investment in operating joint ventures	(21,184)	(19,876)

	1,923,879	1,837,675

Developable properties:
Commercial(1)	173,305	165,199
Residential	—	59,914
Urban	80,959	263,385
Investment in development joint ventures	13,852	54,467

	268,116	542,965

Work-in-process:
Commercial	97,624	75,458
Urban	8,380	12,759

	106,004	88,217

Furniture, fixtures and equipment	17,584	28,434
Other	706	724

Gross book value	2,316,289	2,498,015
Accumulated depreciation	(490,409)	(446,872)

Net book value	$1,825,880	$2,051,143

(1)	Impairment charges of $4.3 million and $6.7 million were recognized in “Other expenses–Other” in 2004 and 2003, respectively, thus reducing the developable land basis by $1.4 million and $6.7 million in 2004 and 2003, respectively, and office buildings by $2.9 million in 2004.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 7. Other Financial Statement Captions
  Other Assets and Deferred Charges, Net
     The Company’s other assets and deferred charges consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Deferred lease commissions, net	$41,549	$42,796
Straight-line rent	38,395	33,096
Consolidated bond district assets	32,232	—
Cash surrender value of life insurance	20,290	18,643
Tax increment financing assets	18,118	17,426
Deferred financing fees, net	16,639	22,293
Prepaid expenses	15,847	22,351
Reimbursable construction costs	13,761	113,703
Deferred cost of sales	10,587	15,630
Prepaid income taxes	10,338	—
Funds held in escrow accounts	2,711	311
Receivables from unconsolidated joint ventures	1,898	2,827
Employee loans	1,049	1,052
Deferred cost of acquisitions	63	589
Other	1,455	1,595

	$224,932	$292,312

     Consolidated bond district assets represent amount of proceeds of bond issuance by assessment districts where operating boards the Company controls (see Note 15).
     Reimbursable construction costs represent costs the Company has incurred on behalf of municipal bond districts for public infrastructure improvements at two development projects.
     Amortization of lease commissions was $8.3 million, $8.4 million, and $7.7 million for the years ended December 31, 2004, 2003, and 2002, respectively. Accumulated amortization of deferred lease commissions totaled $36.8 million and $31.7 million at December 31, 2004 and 2003, respectively. Amortization of financing fees was $4.9 million, $4.9 million, and $6.0 million for the years ended December 31, 2004, 2003, and 2002, respectively. Accumulated amortization of deferred financing fees totaled $27.2 million and $23.1 million at December 31, 2004 and 2003, respectively.
     In 2001, the Company entered into a tax increment financing agreement with a municipality and shares a portion of the increased property tax to be generated by one of its residential development projects. The estimated value to the Company of the incremental tax revenue at December 31, 2004, was $18.1 million and this amount is anticipated to be collected, with interest, over the next 35 years.
Accounts Payable and Accrued Expenses
     The Company’s accounts payable and accrued expenses consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Dividends	$74,507	$27,725
Salaries, bonuses and deferred compensation	44,991	43,974
Accrued construction costs	44,592	43,752
Property taxes	20,143	23,123
Interest	6,860	6,504
Insurance	1,141	—
Income taxes	—	3,546
Other	9,004	8,412

	$201,238	$157,036

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
 Deferred Credits and Other Liabilities
     The Company’s deferred credits and other liabilities consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Tax accrual	$123,578	$128,358
Rent deposits	106,971	107,502
Deferred revenue	31,944	36,918
Security deposits	8,618	7,260
Environmental and legal reserves	2,397	2,877
Sales deposits	7,914	1,183
Unearned income	957	1,117
Construction deposit	488	1,298
Refundable property taxes	403	1,950
Other	3,510	3,067

	$286,780	$291,530

     The tax accrual is more fully described in Note 4. Rent deposits includes $93.2 million and $96.3 million of prepaid ground lease rent from a major tenant at December 31, 2004 and 2003, respectively, and is being amortized over the lease term of 34 years until 2035. The environmental and legal reserves are more fully described in Note 15. Deferred revenue represents cash or notes received by the Company in connection with property sales transactions, which do not meet the criteria for full profit recognition.
Note 8. Leases
     The Company, as lessor, has entered into non-cancelable operating leases expiring at various dates through 2103. Rental revenue under these leases totaled $300.8 million in 2004, $291.8 million in 2003, and $261.3 million in 2002. Included in this revenue are rentals contingent on lessees’ operations of $2.8 million in 2004, $2.1 million in 2003, and $2.4 million in 2002. Future minimum rental revenue under existing non-cancelable operating leases as of December 31, 2004, is summarized as follows (in thousands):

2005	$195,114
2006	171,903
2007	153,119
2008	137,549
2009	112,747
Thereafter	866,864

$1,637,296

     The book value of the Company’s properties under operating leases or held for rent is summarized as follows:

	December 31,
	2004	2003
	(In thousands)
Buildings	$1,767,056	$1,688,424
Ground leases	178,007	169,127

	1,945,063	1,857,551
Less accumulated depreciation	(468,958)	(418,455)

	$1,476,105	$1,439,096

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Company, as lessee, has entered into non-cancelable operating leases expiring at various dates through 2023. Rental expense under these leases totaled $2.7 million in 2004, $2.8 million in 2003, and $2.9 million in 2002. Future minimum lease payments as of December 31, 2004, are summarized as follows (in thousands):

2005	$2,037
2006	411
2007	53
2008	15
2009	15
Thereafter	195

$2,726

Note 9. Other Income and Expenses
     Other income—Other is summarized as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Lease termination fees	$1,463	$1,106	$8,304
Forfeited deposits and refunds	1,327	1,362	—
All other	963	1,271	892

	$3,753	$3,739	$9,196

     Other expenses—Other is summarized as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Land holding costs	$(5,173)	$163	$(805)
Impairments	(4,299)	(6,696)	—
Abandoned project costs	—	(1,459)	(1,127)
Legal reserve	—	—	900
Finder’s fees	—	(55)	(499)
All other	(1,064)	(1,190)	(490)

	$(10,536)	$(9,237)	$(2,021)

Note 10. Non-Strategic Asset Sales
     The Company’s sales of non-strategic assets are summarized as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Sales	$17,107	$27,112	$8,373
Cost of sales	(99)	(4,162)	(1,109)

Gain	$17,008	$22,950	$7,264

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 11. Employee Benefit and Stock-Based Compensation Plans
     The Company has a profit sharing and savings plan for all employees. Funding consists of employee contributions along with matching and discretionary profit sharing contributions by the Company. Total expense for the Company under this plan was $0.9 million in 2004, $1.0 million in 2003, and $1.2 million in 2002.
     The Company has various plans through which employees may purchase or receive common stock of the Company, and through which non-employee directors may purchase or receive common stock of the Company.
     The Company has six stock-based compensation plans under which the Board of Directors authorized certain committees of the Board to grant options to purchase stock, restricted stock or restricted stock units (“RSUs”), or other stock-based awards, representing, in the aggregate, 16,500,000 shares of the Company’s common stock. The six plans are the 1991 Stock Option Plan, the Amended and Restated Executive Stock Option Plan, the 1995 Stock Option Plan, the Amended and Restated 1996 Performance Award Plan, the 2000 Performance Award Plan (the “2000 Plan”), and the 2003 Performance Award Plan (the “2003 Plan”). Currently, awards of options, restricted stock, RSUs and other stock-based awards may only be made under the 2003 Plan, which authorizes the issuance of a total of 2 million shares of which 1.1 million shares are available at December 31, 2004.
     The exercise price of options granted under these plans is generally the closing price of the common stock on the date of grant. Options typically become exercisable in four annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. However, there are other vesting schedules and expiration periods for options granted under the plans.
     Prior to May 4, 2004, each non-employee director was automatically granted an option, immediately following each annual meeting of stockholders, to purchase 5,000 shares of common stock. The exercise price of each automatic stock option is the closing stock price on the date of grant. Each automatic stock option has a ten-year term and becomes exercisable in four equal installments on each of the first four anniversaries of the date of grant. However, under the terms of the Company’s 2003 Plan, the Board may award to each non-employee director restricted stock, which may be in addition to or in lieu of the annual option grant.
     Under an amendment to the Company’s 2003 Plan, beginning May 4, 2004, non-employee directors began receiving an annual automatic grant of Director Restricted Stock Units in place of annual automatic grants of options. No further option awards will be made to non-employee directors under the 2003 Plan, unless the Board of Directors determines otherwise. The annual automatic grants of Director Restricted Stock Units occur immediately following each annual meeting of stockholders. The number of Director Restricted Stock Units subject to each annual automatic award is determined by dividing $50,000 (established as the grant date award value) by the closing price of the Company’s common stock on the grant date. Director Restricted Stock Units vest in three equal annual installments on the first three anniversaries of the date of grant. During 2004, the Company granted to non-employee directors an aggregate of 17,696 Director Restricted Stock Units with a fair market value of $0.4 million as of the grant date.
     In addition, each non-employee director may elect irrevocably to defer any retainers or fees and receive Director Stock Units instead. If a director makes such an election, his or her Director Stock Units will be distributed to him or her in the form of an equal number of shares of common stock in a single lump sum or in up to five substantially equal installments, beginning on either January 1 of the year immediately following the director’s termination of service, or January 1 of another year selected by the director provided that such year is not less than three years after the year in which the compensation being deferred is earned. The number of Director Stock Units to be credited to a director is calculated by dividing the deferred compensation by 90% of the fair market value of the common stock on the date of credit. When the Company pays dividends, dividend equivalents are credited to the director’s already vested Director Stock Units in the form of additional Director Stock Units. The number of additional Director Stock Units is calculated by (i) multiplying the dividend equivalent amount per unit by the number of already vested Director Stock Units and (ii) dividing the resulting amount by 90% of the closing price of our common stock on the dividend payment date.
     The Company granted restricted stock or RSU awards to certain employees in October and November 2003, and July and December 2004 under the 2003 Plan. In October 2003, in connection with the REIT conversion, the Company offered employees the right to exchange certain unvested stock options for restricted stock or, in some cases, RSUs. Those employees who elected to accept the exchange offer received restricted stock or RSU awards in November 2003 under the 2000 Plan. For those eligible option shares not exchanged, a stock option modification was deemed to have occurred, therefore triggering variable accounting which resulted in a $6.6 million charge to be amortized over the remaining vesting periods. Unrelated to the exchange offer, the Company granted restricted stock or RSUs to certain employees in awards in November 2003 and January 2004 under the 2000 Plan.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Restricted stock, restricted stock units and Director Restricted Stock Units are entitled to dividend equivalents representing dividends on an equal number of shares of the Company’s common stock. Dividend equivalents on restricted stock and restricted stock units are payable in cash. For dividends with a record date prior to January 1, 2005, dividend equivalents on Director Restricted Stock Units get credited to directors’ accounts as additional Director Restricted Stock Units. For each year beginning January 1, 2005, non-employee directors will be able to elect to receive dividend equivalents on Director Restricted Stock Units in cash or as additional Director Restricted Stock Units.
     The Company expenses dividends paid on restricted stock, restricted stock units and Director Restricted Stock Units. For the year ended December 31, 2004, dividends paid were $2.1 million.
     Restricted stock and RSUs typically vest in equal installments over three years. Except for the restricted stock and RSU awards that were granted in connection with the exchange offer, certain committees of the Board of Directors determine, in their discretion, the employees who receive restricted stock or RSU awards.
     During 2004, the Compensation and Benefits Committee of the Company’s Board of Directors established two performance-based executive award plans under the Company’s 2003 Performance Award Plan: the 2004 Transition Incentive Plan (“TIP”) and the 2004 Long-Term Incentive Plan (“LTIP”). The awards granted are non-voting units of measurement (“Performance Units”) that are deemed to represent one share of the Company’s common stock. Performance Units are entitled to dividend equivalents representing dividends on an equal number of shares of the Company’s common stock. Dividend equivalents are credited to participants’ accounts as additional Performance Units. The initial performance period under the LTIP and the performance period under the TIP are from January 1, 2004 through December 31, 2006. TIP awards vest no sooner than December 31, 2004 if at least 50% of defined performance targets have been achieved and certain time vesting requirements are met as to certain participants and are payable in the Company’s common stock. LTIP awards vest at December 31, 2006 if the Company’s total stockholder return, relative to the total stockholder returns of a certain group of peer companies, meets certain performance targets. Awards under the LTIP are payable 50% in the Company’s common stock and 50% in cash.
     At December 31, 2004, 363,082 Performance Units, representing the aggregate number initially awarded under both plans plus an additional 15,184 Performance Units from dividend equivalents on previously existing Performance Units, have been credited to participants’ accounts, subject to the performance and time vesting requirements discussed in the preceding paragraph. As required by APB 25, the Company has recognized $6.8 million as compensation expense during the year ended December 31, 2004, with the corresponding liability recorded in “Accounts payable and accrued expenses” in the Consolidated Balance Sheet. For purposes of recognizing compensation expense, TIP performance is based on the Company’s current estimate of the timing for achieving performance targets, and LTIP performance is measured on the basis of actual results as of December 31, 2004. The Company estimates that as of December 31, 2004, 92.1% of the TIP performance targets have been achieved and that the LTIP performance target will be met. However, for purposes of vesting under the TIP, if at least 50% but less than 100% of any defined performance target were met as of December 31, 2004, the Compensation and Benefits Committee would only be able to certify the achievement of 50% of such target as of December 31, 2004. In February 2005, the Compensation and Benefits Committee certified the achievement of the defined performance targets to an extent which resulted in the performance vesting of 75% of all TIP Performance Units, subject to the time vesting requirements as to certain participants, as discussed in the preceding paragraph.
     The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“Statement 23”) requires use of option valuation models that were developed for use in valuing publicly traded stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized unless there is a subsequent modification (see Note 2 for a discussion of the Company’s planned adoption of SFAS 123R).
     Pro forma information regarding net income and income per share as required by Statement 123 is presented in Note 2 and has been determined as if the Company had accounted for its employee stock options under the fair value method. The weighted-average fair value of options granted during 2003 and 2002 was $5.65 and $5.01, respectively. There were no options granted in 2004. The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003 and 2002, respectively: risk-free interest rates of 2.85% and 3.47%; zero percent dividend yields; volatility factors of the expected market price of the Company’s common stock of 19.59% and 22.5%; and a weighted-average expected life of the options of five years.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employee stock options.
     A summary of the Company’s stock option activity, and related information is as follows (2002 has been restated as a result of the stock dividend and exchange offer program (see Note 18):

	Year Ended December 31,
	2004		2003		2002
		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price
	(In thousands, except exercise price information)
Outstanding—beginning of year	1,564	$13.26	8,594	$13.28	8,848	$13.16
Granted	—	$—	70	$20.33	577	$16.97
Exercised	(522)	$12.74	(4,851)	$12.08	(605)	$14.41
Expired	—	$—	(404)	$15.28	(106)	$14.42
Forfeited	(78)	$15.00	(1,845)	$16.28	(120)	$15.38

Outstanding—end of year	964	$13.31	1,564	$13.26	8,594	$13.28

Exercisable at end of year	774	$12.65	927	$12.14	5,256	$12.28

     Exercise prices for options outstanding as of December 31, 2004, ranged from $6.53 to $20.75. The weighted-average remaining contractual life of those options is 5.4 years. Summary of options outstanding and exercisable at December 31, 2004 is as follows:

Options	Options Outstanding		Weighted-Average	Options Exercisable
	Actual Range of	Weighted-Average	Remaining	Number	Weighted-Average
	Exercise Prices	Exercise Price	Contractual Life	Exercisable	Exercise Price
(In thousands)				(In thousands)
22	$6.53-$11.07	$8.20	.9	22	$8.20
565	$11.08-$13.84	$11.59	5.2	541	$11.60
257	$13.85-$16.61	$14.83	5.3	158	$14.79
120	$16.62-$20.75	$19.08	7.0	53	$18.85

964	$6.53-$20.75	$13.31	5.4	774	$12.65

Note 12. Capital Stock
     The Company has authorized the issuance of 150 million shares of $.01 par value common stock. The Company has reserved 16,500,000 shares of common stock pursuant to various stock-based compensation programs.
     From October 1999 through December 2001, the Company repurchased 23.6 million shares of the Company’s common stock at a cost of $401.1 million. The Company’s repurchases were reflected as treasury stock at cost and were presented as a reduction to consolidated stockholders’ equity. In December 2003, in connection with the Company’s restructuring to qualify as a REIT (see Notes 1 and 18), the Company retired its 23.6 million shares of treasury stock as a reduction to paid-in capital. The Company has no treasury stock at December 31, 2004.
     In 2003 and 2004, the Company cumulatively granted restricted stock and restricted stock units representing 1,571,356 shares (see Note 11), with a fair market value of $37.3 million and, generally, a three-year vesting period. At December 31, 2004, there were 1,402,930 shares represented by the restricted stock, restricted stock units, and Director Restricted Stock Units outstanding with an unearned book value of $23.0 million.
     Cash dividends of $0.27 per common share for the fourth quarter 2003 and the first, second, and third quarter of 2004 were paid on January 15, 2004, April 15, 2004, July 15, 2004 and October 15, 2004, respectively.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     On December 1, 2004, the Company’s Board declared a regular cash dividend for the quarter ending December 31, 2004, of $0.27 per share of common stock, or $27.9 million, and a special dividend of $0.45 per share of common stock, or $46.5 million, that were paid on January 18, 2005, to stockholders of record at the close of business on December 28, 2004.
     On December 8, 2003, the Company announced results of the stockholders’ elections regarding the special earnings and profits (“E&P”) dividend, a one-time distribution of our accumulated E&P that was part of our conversion to a real estate investment trust effective January 1, 2004. The E&P per share distribution, declared by the Board and announced on October 8, 2003, at $3.83 per share, was paid on December 18, 2003, to stockholders of record at the close of business November 4, 2003. Through December 1, 2003, stockholders had the opportunity to elect how they preferred to receive their dividend—all stock, all cash, or a combination of 20 percent cash and 80 percent stock. As a result of the elections, the total stock portion of the E&P distribution was 10.66 million shares. The number of shares of stock distributed was calculated based on the average closing price of the Company’s stock from December 2, 2003, through December 8, 2003, which was $23.612. The total cash portion of the E&P distribution was $100.3 million.
     The four 2004 quarterly distributions of $0.27 per share of Common Stock each quarter, totaling $1.08 per share of Common Stock were 100% taxable in 2004. Additionally, a portion of the $0.45 per share special dividend paid in January 2005—equal to $0.417625 per share—is taxable in 2004, bringing the total taxable distributions for 2004 federal income tax purposes to $1.497625 per share of Common Stock.
     The taxable portion of the distributions is classified for income tax purposes as follows: 51.360321% is classified as Ordinary Taxable Dividend; and 48.639679% is eligible for treatment as “qualified dividend income”.
     The Company made two distributions in 2003, a third quarter distribution and a special E&P distribution. The third quarter distribution of $0.30 per share paid on November 25, 2003, to common stockholders of record on November 4, 2003, is 100% taxable as a 2003 qualified ordinary dividend. The special E&P distribution consisting of cash and/or Catellus stock paid on December 18, 2003, to common stockholders of record on November 4, 2003, is 76.18696% taxable as a 2003 qualified ordinary dividend. The remaining 23.81304% of the special E&P dividend is considered return of capital. The fair market value of the stock portion of the special E&P dividend on December 18, 2003, was $23.83 per share.
     The fourth quarter 2003 distribution to stockholders of record as of December 29, 2003, paid on January 15, 2004, is considered a 2004 distribution for income tax purposes.
     On February 16, 2005, the Company’s Board declared a regular cash dividend for the quarter ending June 30, 2005, of $0.27 per share of common stock payable on April 15, 2005, to stockholders of record at the close of business on March 29, 2005.
Note 13. Segment Reporting
     The Company’s reportable segments are based on the Company’s method of internal reporting, which disaggregates its business between long-term operations and those which the Company intends to transition out of over time and before the adjustments for discontinued operations. The Company has two reportable segments: Core Segment, and Urban, Residential and Other Segment (“URO”). Core Segment includes (1) the management and leasing of the Company’s rental portfolio, (2) commercial development activities, which focuses primarily on acquiring and developing suburban commercial business parks for the Company’s own rental portfolio, and selling land and/or buildings that the Company has developed to users and other parties, and (3) select land development opportunities that may not always be industrial, especially projects that may not require significant capital investment on the Company’s part, where the Company can utilize its land development skills. URO includes the remaining residential projects, urban development activities and desert land sales, which the Company intends to transition out of over time, and REIT transition costs.
     The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). Inter-segment gains and losses are not recognized. Debt and interest-bearing assets are allocated to segments based upon the grouping of the underlying assets. All other assets and liabilities are specifically identified.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Financial data by reportable segment is as follows:

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
2004
Revenue
Rental revenue	$308,296	$—	$308,296	$(20,720)	$287,876
Sales revenue	99,068	469,457	568,525	(64,067)	504,458
Management, development and other fees	3,168	2,538	5,706	—	5,706

	410,532	471,995	882,527	(84,787)	797,740

Costs and expenses
Property operating costs	(85,707)	—	(85,707)	9,417	(76,290)
Cost of sales	(57,576)	(383,809)	(441,385)	39,443	(401,942)
Selling, general and administrative expenses	(30,460)	(23,977)	(54,437)	—	(54,437)
Depreciation and amortization	(74,501)	(885)	(75,386)	4,723	(70,663)

	(248,244)	(408,671)	(656,915)	53,583	(603,332)

Operating income	162,288	63,324	225,612	(31,204)	194,408

Other income
Equity in earnings of operating joint ventures, net	6,132	—	6,132	—	6,132
Equity in earnings of development joint ventures, net	196	15,248	15,444	—	15,444
Gain on non-strategic asset sales	—	17,008	17,008	—	17,008
Interest income	10,339	6,511	16,850	—	16,850
Other	3,111	649	3,760	(7)	3,753

	19,778	39,416	59,194	(7)	59,187

Other expenses
Interest expense	(66,170)	—	(66,170)	5,427	(60,743)
REIT transition costs	—	(420)	(420)	—	(420)
Other	(6,219)	(4,354)	(10,573)	2,942	(7,631)

	(72,389)	(4,774)	(77,163)	8,369	(68,794)

Income before income taxes and discontinued operations	109,677	97,966	207,643	(22,842)	184,801
Income taxes	(4,545)	(31,300)	(35,845)	—	(35,845)

Income from continuing operations	105,132	66,666	171,798	(22,842)	148,956

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	24,624	24,624
Loss from discontinued operations	—	—	—	(1,782)	(1,782)

Net gain from discontinued operations	—	—	—	22,842	22,842

Net income	$105,132	$66,666	$171,798	$—	$171,798

Investments in equity method subsidiaries	$(18,411)	$11,079	$(7,332)	$—	$(7,332)

Segment assets	$2,558,700	$149,644	$2,708,344	$—	$2,708,344

Capital expenditures for segment assets	$205,265	$89,545	$294,810	$—	$294,810

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
2003
Revenue
Rental revenue	$298,733	$—	$298,733	$(23,565)	$275,168
Sales revenue	86,980	155,006	241,986	(37,715)	204,271
Management, development and other fees	5,731	5,398	11,129	—	11,129

	391,444	160,404	551,848	(61,280)	490,568

Costs and expenses
Property operating costs	(86,592)	—	(86,592)	10,219	(76,373)
Cost of sales	(68,841)	(71,627)	(140,468)	27,500	(112,968)
Selling, general and administrative expenses	(32,241)	(23,506)	(55,747)	—	(55,747)
Depreciation and amortization	(69,662)	(827)	(70,489)	4,792	(65,697)

	(257,336)	(95,960)	(353,296)	42,511	(310,785)

Operating income	134,108	64,444	198,552	(18,769)	179,783

Other income
Equity in earnings of operating joint ventures, net	6,898	—	6,898	—	6,898
Equity in earnings of development joint ventures, net	(107)	32,956	32,849	—	32,849
Gain on non-strategic asset sales	—	22,950	22,950	—	22,950
Interest income	3,396	3,903	7,299	(5)	7,294
Other	3,052	692	3,744	(1,093)	2,651

	13,239	60,501	73,740	(1,098)	72,642

Other expenses
Interest expense	(62,152)	—	(62,152)	8,661	(53,491)
REIT transition costs	—	(7,262)	(7,262)	—	(7,262)
Other	(9,328)	91	(9,237)	—	(9,237)

	(71,480)	(7,171)	(78,651)	8,661	(69,990)

Income before income taxes and discontinued operations	75,867	117,774	193,641	(11,206)	182,435
Income taxes	88,268	(47,110)	41,158	4,483	45,641

Income from continuing operations	164,135	70,664	234,799	(6,723)	228,076

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	6,129	6,129
Income from discontinued operations	—	—	—	594	594

Net gain from discontinued operations	—	—	—	6,723	6,723

Net income	$164,135	$70,664	$234,799	$—	$234,799

Investments in equity method subsidiaries	$(18,147)	$52,738	$34,591	$—	$34,591

Segment assets	$2,104,706	$490,603	$2,595,309	$—	$2,595,309

Capital expenditures for segment assets	$242,696	$96,179	$338,875	$—	$338,875

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
2002
Revenue
Rental revenue	$267,807	$—	$267,807	$(30,263)	$237,544
Sales revenue	91,007	78,750	169,757	(30,153)	139,604
Management, development and other fees	3,015	4,073	7,088	—	7,088

	361,829	82,823	444,652	(60,416)	384,236

Costs and expenses
Property operating costs	(71,929)	—	(71,929)	9,959	(61,970)
Cost of sales	(55,649)	(41,913)	(97,562)	7,901	(89,661)
Selling, general and administrative expenses	(26,253)	(17,442)	(43,695)	—	(43,695)
Depreciation and amortization	(61,932)	(1,507)	(63,439)	5,613	(57,826)

	(215,763)	(60,862)	(276,625)	23,473	(253,152)

Operating income	146,066	21,961	168,027	(36,943)	131,084

Other income
Equity in earnings of operating joint ventures, net	8,277	—	8,277	—	8,277
Equity in earnings of development joint ventures, net	—	29,232	29,232	—	29,232
Gain on non-strategic asset sales	—	7,264	7,264	—	7,264
Interest income	3,920	5,951	9,871	—	9,871
Other	8,945	251	9,196	—	9,196

	21,142	42,698	63,840	—	63,840

Other expenses
Interest expense	(60,776)	—	(60,776)	10,680	(50,096)
Other	(1,813)	(210)	(2,023)	2	(2,021)

	(62,589)	(210)	(62,799)	10,682	(52,117)

Income before minority interests, income taxes, and discontinued operations	104,619	64,449	169,068	(26,261)	142,807
Minority interests	(6,106)	—	(6,106)	—	(6,106)
Income taxes	(36,526)	(25,780)	(62,306)	10,035	(52,271)

Income from continuing operations	61,987	38,669	100,656	(16,226)	84,430

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	13,748	13,748
Income from discontinued operations	—	—	—	2,478	2,478

Net gain from discontinued operations	—	—	—	16,226	16,226

Net income	$61,987	$38,669	$100,656	$—	$100,656

Investments in equity method subsidiaries	$(10,359)	$57,510	$47,151	$—	$47,151

Segment assets	$2,191,609	$503,840	$2,695,449	$—	$2,695,449

Capital expenditures for segment assets	$212,007	$124,978	$336,985	$—	$336,985

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 14. Sale of Non-Core Assets
     In November 2004, the Company sold a significant portion of its remaining urban and residential development assets, with a book value of $295.9 million, to an affiliate of Farallon Capital Management, L.L.C. (“Farallon”) for $343.3 million. $7.2 million of the sales gain has been deferred until certain future requirements are met. In addition, $7.5 million of previously deferred sales gain, interest, and developer fees related to the assets sold were recognized. The purchase price consists of $68.7 million in cash and $274.6 million in debt financed by the Company that is collateralized by the assets sold. Farallon has engaged the Company to act as development manager for the assets. For the year ended December 31, 2004, the Company has earned $2.4 million in interest and $1.0 million in development and other fees.
Note 15. Commitments and Contingencies
     The Company has standby letters of credit related to various development projects, various debt and debt service guarantees, and capital contribution commitments related to certain unconsolidated real estate joint ventures. These standby letters of credit, guarantees and capital contribution commitments as of December 31, 2004, are summarized in the following categories (in thousands):

Off-balance sheet liabilities:
Standby letters of credit	$51,812
Debt service guarantees	482
Contribution requirements	7,100

Sub-total	59,394
Liabilities included in balance sheet:
Standby letters of credit	10,836

Total	$70,230

     Standby letters of credit consist of two types: performance and financial. Performance standby letters of credit are to guarantee the construction of infrastructure and public improvements as a requirement of entitlement. Financial standby letters of credit are a form of credit enhancement commonly required in real estate development when bonds are issued to finance public improvements. As of December 31, 2004, the Company has a total of $62.6 million in these standby letters of credit, which are scheduled to expire between January 2005 and June 2006. Of this total, $51.8 million is off-balance sheet ($46.3 million in financial letters of credit and $5.5 million in performance letters of credit). The remaining $10.8 million is related to obligations that are reflected in “Mortgage and other debt” in the Company’s Consolidated Balance Sheet and were issued as additional security for liabilities already recorded on the balance sheet for separate accounting reasons (primarily assessment bond obligations of assessment districts whose operating boards the Company controls). This is different from the $51.8 million in letters of credit that are related to non-balance sheet items. When the assessment district bonds are consolidated, the full issuance proceeds amount is consolidated in “Mortgage and other debt” with a corresponding asset in “Other assets and deferred charges, net.” An example of the type of event that would require the Company to perform under the performance standby letters of credit would be the failure of the Company to construct or complete the required improvements. An example of the type of event that would require the Company to perform under the financial standby letters of credit would be a debt service shortfall in the municipal district that issued the municipal bonds. At December 31, 2004, the Company has not been required to satisfy any of these standby letters of credit.
     The Company has made debt service guarantees for one of its unconsolidated joint ventures. At December 31, 2004, based on the joint venture’s outstanding balance, these debt guarantees totaled $0.5 million and are scheduled to expire between April 2005 and December 2005. Debt service guarantees are typical business arrangements commonly required of real estate developers. An example of the types of event that would require the Company to provide a cash payment pursuant to a guarantee include a loan default, which would result from failure of the primary borrower to service its debt when due, or non-compliance of the primary borrower with financial covenants or inadequacy of asset collateral. At December 31, 2004, the Company has not been required to satisfy any amounts under these debt service guarantees.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Company is required to make additional capital contributions to four of its unconsolidated joint ventures should additional capital contributions be necessary to fund development costs or operating shortfalls. The Company agreed with two unconsolidated joint ventures, Serrano Associates, LLC and SAMS Venture, LLC, to make additional contributions should there be insufficient funds to meet its current or projected financial requirements. As of December 31, 2004, the Company cumulatively contributed $20.0 million to Serrano Associates, LLC as additional contributions and $2.0 million as additional contributions to SAMS Venture, LLC. The Company is also required to make additional capital contributions to another two of its unconsolidated joint ventures should additional capital contributions be necessary (see chart below). As of December 31, 2004, the Company does not expect to fund any significant capital contributions beyond the maximum capital requirements.

		Remaining
	Contribution	Contribution
	Committed	Commitment
	(In thousands)
Talega Village, LLC (1)	$14,000	$4,570
Parkway Company, LLC	38,000	2,530

	$52,000	$7,100

(1)	Talega Village, LLC has substantially wound up operations and the Company does not expect to make any future capital contributions.
     Generally, any funding of off-balance sheet guarantees would result in the increase of Catellus’ ownership interest in a project or entity similar to the treatment of a unilateral additional capital contribution to an investee.
     In addition to the contingent liabilities summarized in the table above, the Company also has the following contingencies:
     In connection with the sale of a significant portion of the Company’s remaining urban and residential development assets to Farallon, an affiliate of Farallon Capital Management LLC (see Note 14), the Company has agreed to finance up to $164 million on certain sales of Farallon’s assets to third parties totaling $222 million. Substantial portion of the money required to fund the $164 million financing will come from pay downs under the loans to Farallon.
     As of December 31, 2004, $30.0 million of Community Facility District bonds were sold to finance public infrastructure improvements at a Company project. The Company is required to satisfy any shortfall in annual debt service obligation for these bonds if tax revenues generated by the project is insufficient. As of December 31, 2004, the Company does not expect to be required to satisfy any shortfall in annual debt service obligation for these bonds other than through its payment of normal project and special district taxes.
     The Company is a party to a number of legal actions arising in the ordinary course of business. The Company cannot predict with certainty the final outcome of these proceedings. Considering current insurance coverages and the substantial legal defenses available, however, management believes that none of these actions, when finally resolved, will have a material adverse effect on the consolidated financial conditions, results of operations, or cash flows of the Company. Where appropriate, the Company has established reserves for potential liabilities related to legal actions or threatened legal actions. These reserves are necessarily based on estimates and probabilities of the occurrence of events and therefore are subject to revision from time to time.
     Inherent in the operations of the real estate business is the possibility that environmental liability may arise from the current or past ownership, or current or past operation, of real properties. The Company may be required in the future to take action to correct or reduce the environmental effects of prior disposal or release of hazardous substances by third parties, the Company, or its corporate predecessors. Future environmental costs are difficult to estimate because of such factors as the unknown magnitude of possible contamination, the unknown timing and extent of the corrective actions that may be required, the determination of the Company’s potential liability in proportion to that of other potentially responsible parties, and the extent to which such costs are recoverable from insurance. Also, the Company does not generally have access to properties sold by it in the past.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     At December 31, 2004, management estimates that future costs for remediation of environmental contamination on operating properties and properties previously sold approximate $2.3 million, and has provided a reserve for that amount. It is anticipated that such costs will be incurred over the next several years. Management also estimates approximately $8.6 million of similar costs relating to the Company’s properties to be developed or sold. In addition, the Company has approximately $10.0 million in escrow for environmental work related to a land acquisition (see Note 2).The Company may incur additional costs related to management of excess contaminated soil from our projects; however, the necessity of this activity depends on the type of future development activities, and, therefore, the related costs are not currently determinable. These costs will be capitalized as components of development costs when incurred, which is anticipated to be over a period of approximately twenty years, or will be deferred and charged to cost of sales when the properties are sold. Environmental costs capitalized during the years ended December 31, 2004, and 2003 totaled $2.7 million and $3.2 million, respectively. The Company’s estimates were developed based on reviews that took place over several years based upon then-prevailing law and identified site conditions. Because of the breadth of its portfolio, and past sales, the Company is unable to review each property extensively on a regular basis. Such estimates are not precise and are always subject to the availability of further information about the prevailing conditions at the site, the future requirements of regulatory agencies, and the availability and ability of other parties to pay some or all of such costs.
Note 16. Related Party Transactions
     The entities below are considered related parties because the listed transactions are with entities in which the Company has an ownership interest. There are no affiliated persons involved with these entities.
     The Company provides development and management services and loan guarantees to various unconsolidated joint venture investments. Fees earned were $3.5 million, $7.0 million, and $4.2 million, in 2004, 2003, and 2002, respectively, primarily from Bayport Alameda Associates, LLC, Third and King Investors, LLC, and SAMS Venture, LLC. Deferred fees of $0.6 million from Serrano Associates, LLC and Bergstrom Partners, L.P. at December 31, 2004, will be earned as completed projects are sold or the venture is sold or liquidated. In September 2003, the Company sold its investment interest in Traer Creek LLC. A provision in the sales agreement allowed for a discount on the purchase price of $1.0 million depending on the buyers timing of payment of the note. Thus the Company deferred a gain of $5.4 million at December 31, 2003, which was subsequently fully recognized in January 2004 upon the buyers full payment of the note. In 2004, the Company sold its investment in Bayport Alameda Associates, LLC and Third and King Investors, LLC (see Note 5).
     In 2001, the Company entered into a 99-year ground lease with one of its unconsolidated joint venture investments, Third and King Investors, LLC. Rent and reimbursable payments of $5.0 million, $5.0 million, and $3.7 million were received and recognized as rental income during the years ended December 31, 2004, 2003, and 2002, respectively. This joint venture investment was sold in 2004 (see Note 5). However, the ground lease was assigned to the purchaser of this joint venture and will continue under the original terms.
     The Company has a $4.6 million collateralized 9.0% note receivable from an unconsolidated joint venture, East Baybridge Partners, LP, for project costs plus accrued interest. The note is collateralized by property owned by the venture, and matures in October 2028. The Company has entered into various lease agreements with this unconsolidated joint venture. As lessee, rent expense was $0.1 million in each of the years 2004, 2003, and 2002; this lease will expire in November 2011. As lessor, the Company entered into a ground lease, which will expire in August 2054. The Company earned rental income of $0.2 million in each of the last three years and as of December 31, 2004, has recorded a $2.6 million receivable and a $1.1 million reserve associated with this lease. The venture’s current projection reflects approximately $0.2 million available funds, per year, to pay down this receivable.
     In January 2004, the Company sold its 45% investment interest in Colorado International Center, an unconsolidated joint venture, for its capital investment balance of $0.3 million to an entity whose principal was a former Company employee.
     In June 2004, the Company sold a small parcel of land to SAMS Venture, LLC for $0.7 million, resulting in a $0.1 million gain, of which 50% was deferred.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 17. Discontinued Operations
     Income or loss attributed to the operations and sale of rental property sold or held for sale is presented in the statement of operations as discontinued operations, net of applicable income tax. Prior period statements of operations have been reclassified to reflect as discontinued operations the income or loss related to rental properties that were sold or held for sale and presented as discontinued operations during the year ended December 31, 2004. Additionally, all periods presented will likely require further reclassification in future periods as additional, similar sales of rental properties occur.
     Discontinued operations activities for the years ended December 31, 2004, 2003, and 2002, are summarized as follows:

	Year Ended December 31,
	2004	2003	2002
	(In thousands)
Gain from disposal of discontinued operations:
Sales revenue	$64,067	$37,715	$30,153
Cost of sales	(39,443)	(27,500)	(7,901)

	24,624	10,215	22,252
Income tax expense	—	(4,086)	(8,504)

Net gain	$24,624	$6,129	$13,748

Rental revenue	$20,720	$23,565	$30,263

Income from discontinued operations	$(1,782)	$991	$4,009
Income tax expense	—	(397)	(1,531)

Net gain from discontinued operations	$(1,782)	$594	$2,478

     Asset and liability balances of rental properties under contract to be sold at December 31, 2004 and 2003, consist of the following:

	December 31,
	2004	2003
	(In thousands)
Assets
Properties	$10,949	$5,806
Accumulated depreciation	(894)	(3,589)

Net	10,055	2,217
Other assets	281	135

Total assets	10,336	2,352

Liabilities
Mortgage and other debt	—	(2,071)
Payables	(27)	(108)
Other liabilities	(61)	(117)

Total liabilities	(88)	(2,296)

Net assets	$10,248	$56

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 18. REIT Conversion
     On January 5, 2004, the Company announced that it had completed the restructuring of its operations to qualify as a REIT and began operating as a REIT as of January 1, 2004. The REIT conversion had the following effects on the financial statements as of or for the years ended December 31, 2004 and 2003:
•	a one-time distribution of pre-REIT accumulated earnings and profits (“E&P”) of $3.83 per share of common stock, or $352 million, was paid on December 18, 2003, to stockholders of record at the close of business on November 4, 2003. The special E&P dividend was payable in the form of cash, shares of Catellus common stock, or a combination of both at the election of each stockholder with certain cash and ownership limitations, including a limitation of $100 million on the total cash portion of the distribution. As a result of the elections, 10.7 million shares of common stock were distributed based on an average price of $23.612 per share and $100.3 million in cash was distributed;

•	a third quarter 2003 dividend of $0.30 per share of common stock was paid on November 25, 2003, to stockholders of record at the close of business on November 4, 2003, which was prior to the E&P distribution. Cash dividends of $0.27 per common share for the fourth quarter 2003 and the first, second, and third quarters of 2004 were paid on January 15, 2004, April 15, 2004, July 15, 2004, and October 15, 2004, respectively. On December 1, 2004, the Company’s Board declared a regular cash dividend for the quarter ending December 31, 2004, of $0.27 per share of common stock, or $27.9 million, and a special dividend of $0.45 per share of common stock, or $46.5 million that were paid on January 18, 2005, to stockholders of record at the close of business on December 28, 2004. The actual amount of the dividends for subsequent quarters will be as determined and declared by the Company’s Board of Directors and will depend on the Company’s financial condition, earnings, and other factors, many of which are beyond the Company’s control;

•	conversion and related restructuring costs of $0.4 million and $7.3 million were paid to third parties for the years ended December 31, 2004 and 2003, respectively;

•	one-time costs associated with the stock option exchange offer approximated $32 million, which includes the costs for the restricted stock and restricted stock units of $25.6 million (such cost will be amortized over three years until December 31, 2006), and compensation expenses of $6.6 million as a result of the required variable accounting treatment for the remaining outstanding options upon the expiration of the exchange offer program on October 29, 2003, (such expense will be amortized over the remaining vesting period of the options from November 2003). Amortization costs, for the years ended December 31, 2004 and 2003 associated with the 2003 stock option exchange offer, which includes the costs for the restricted stock and restricted stock units, was $8.8 million and $1.1 million, respectively, and compensation expenses of $3.0 million and $0.7 million, respectively, were recognized as a result of the required variable accounting treatment for options; and

•	certain deferred tax liabilities associated with assets in the REIT were reversed in the fourth quarter 2003 through income and resulted in a one-time increase in income of $118.9 million.
Note 19. Subsequent Event
     During the six -month period ended June 30, 2005, an expected sale of a rental property, which was classified as discontinued operations at December 31, 2004, did not complete and was subsequently terminated. At the price offered from other potential buyers, management has determined it will hold such property for the foreseeable future. In addition, two additional properties were placed under contract to be sold. Therefore, the net results of operations from these properties should be reclassified to income from discontinued operations for the years ended December 31, 2004, 2003 and 2002, in the accompanying consolidated statements of operations from income from continuing operations. The effect of the reclassification represents 1.4%, 0.1% and 0.9%, respectively, of income from continuing operations in 2004, 2003 and 2002. There is no effect on the previously reported net income.

CATELLUS DEVELOPMENT CORPORATION
SUMMARIZED QUARTERLY RESULTS (UNAUDITED)
     The Company’s income and cash flow are determined to a large extent by property sales. Sales and net income have fluctuated significantly from quarter to quarter, as evidenced by the following summary of unaudited quarterly consolidated results of operations. Property sales fluctuate from quarter to quarter, reflecting general market conditions and the Company’s intent to sell property when it can obtain attractive prices. Cost of sales may also vary widely because (i) properties have been owned for varying periods of time; (ii) properties are owned in various geographical locations; and (iii) development projects have varying infrastructure costs and build-out periods.

	Year Ended December 31,
	2004				2003
	First	Second	Third	Fourth	First	Second	Third	Fourth
	(In thousands, except per share data)
Revenues
Rental revenue	$71,775	$72,428	$72,175	$71,198	$67,848	$68,555	$69,818	$68,947
Sales revenue	37,691	7,299	39,487	419,981	8,010	24,900	45,515	125,846
Management, development and other fees	1,699	758	394	2,855	2,084	4,863	2,954	1,228
Costs and expenses
Property operating costs	(18,840)	(18,092)	(19,432)	(19,926)	(17,140)	(17,836)	(20,468)	(20,929)
Cost of sales	(23,090)	(4,874)	(23,144)	(350,834)	(2,972)	(20,281)	(27,171)	(62,544)
Selling, general and administrative expenses	(12,951)	(12,611)	(13,619)	(15,256)	(9,891)	(10,167)	(15,365)	(20,324)
Depreciation and amortization	(16,894)	(18,045)	(19,363)	(16,361)	(15,410)	(16,567)	(16,932)	(16,788)
Other income (expenses)
Equity in earnings of operating joint ventures, net	2,414	2,379	(802)	2,141	2,523	2,136	540	1,699
Equity in earnings of development joint ventures, net	1,227	3,391	1,204	9,622	3,854	5,427	7,553	16,015
Gain on non-strategic asset sales	61	16,380	—	567	5,879	1,478	928	14,665
Interest expense	(14,313)	(15,315)	(14,564)	(16,551)	(14,484)	(14,877)	(13,771)	(10,359)
Income from continuing operations	30,284	34,106	18,047	66,519	19,667	17,383	21,393	169,633
Net income	$32,091	$35,334	$29,813	$74,560	$23,411	$19,254	$20,949	$171,185

Income per share from continuing operations—basic	$0.29	$0.33	$0.18	$0.64	$0.20	$0.18	$0.21	$1.65

Income per share from continuing operations—assuming dilution	$0.29	$0.33	$0.17	$0.63	$0.20	$0.17	$0.21	$1.64

Net income per common share—basic	$0.31	$0.34	$0.29	$0.72	$0.24	$0.20	$0.21	$1.67

Net income per common share—assuming dilution	$0.31	$0.34	$0.29	$0.71	$0.23	$0.19	$0.20	$1.65

CATELLUS DEVELOPMENT CORPORATION
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
Three Years Ended December 31, 2004
(In thousands)

	Additions
	Balance at	Charged to		Charged
	Beginning	Costs and		to Other			Balance at
	of Year	Expenses		Accounts	Deductions		End of Year
Year ended December 31, 2002
Allowance for doubtful accounts receivable	$1,431	$338		$—	$(185	)(1)	$1,584
Allowance for doubtful notes receivable	1,820	—		—	—		1,820
Reserve for environmental and legal costs	4,878	(416	)(3)	—	(441	)(2)	4,021
Year ended December 31, 2003
Allowance for doubtful accounts receivable	1,584	—		—	(105	)(1)	1,479
Allowance for doubtful notes receivable	1,820	—		—	—		1,820
Reserve for environmental and legal costs	4,021	(500	)(3)	—	(644	)(2)	2,877
Year ended December 31, 2004
Allowance for doubtful accounts receivable	$1,479	$636		$—	$(297	)(1)	$1,818
Allowance for doubtful notes receivable	1,820	—		—	—		1,820
Reserve for environmental and legal costs	2,877	(419	)(3)	—	(61	)(2)	2,397

Notes:

(1)	Balances written off as uncollectible.

(2)	Environmental and legal costs incurred.

(3)	Reduction in estimate.

CATELLUS DEVELOPMENT CORPORATION
SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2004
(Dollars in thousands)

												Life on
												Which
												Depreciation
				Cost Capitalized		Gross Amount at Which Carried				Date of		in Latest
		Initial Cost to Catellus		Subsequent to Acquisition		at Close of Period(1)(2)(3)				Completion		Income
			Buildings &		Carrying		Buildings &		Accumulated	of	Date	Statement is
Description	Encumbrances	Land	Improvements	Improvements	Costs	Land	Improvements	Total	Depreciation	Construction	Acquired	Computed
Rental properties (5)	$1,252,522	$200,127	$159,594	$1,413,513	$171,829	$200,127	$1,744,936	$1,945,063	$468,958	N/A	Various	(4)
Developable properties (5)	40,006	144,448	1,021	85,074	129,725	144,448	215,820	360,268	5,690	N/A	Various	(4)
Other (5)	—	6	—	700	—	6	700	706	700	N/A	Various	(4)

Total	$1,292,528	$344,581	$160,615	$1,499,287	$301,554	$344,581	$1,961,456	$2,306,037	$475,348

(1)	The aggregate cost for federal income tax purpose is approximately $1,700,000.

(2)	See Attachment A to Schedule III for reconciliation of beginning of period total to total at close of period.

(3)	Excludes investments in joint ventures and furniture and equipment.

(4)	Reference is made to Note 2 to the Consolidated Financial Statements for information related to depreciation.

(5)	No individual property exceeds five percent of the total.

CATELLUS DEVELOPMENT CORPORATION
ATTACHMENT A TO SCHEDULE III
RECONCILIATION OF COST OF REAL ESTATE AT BEGINNING OF PERIOD
WITH TOTAL AT END OF PERIOD
(In thousands)

	Year Ended December 31,
	2004	2003	2002
Balance at January 1	$2,434,991	$2,362,834	$2,183,960

Additions during period:
Acquisitions	41,981	95,893	32,326
Improvements	246,796	157,786	235,739
Reclassification from other accounts	27,437	4,232	13,999

Total additions	316,214	257,911	282,064

Deductions during period:
Cost of real estate sold	434,313	159,736	100,064
Other:
Reclassification to assets held for sale, personal property and other accounts	10,855	26,018	3,126

Total deductions	445,168	185,754	103,190

Balance at December 31	$2,306,037	$2,434,991	$2,362,834

RECONCILIATION OF REAL ESTATE ACCUMULATED DEPRECIATION
AT BEGINNING OF PERIOD WITH TOTAL AT END OF PERIOD
(In thousands)

	Year Ended December 31,
	2004	2003	2002
Balance at January 1	$430,914	$378,196	$335,741

Additions during period:
Charged to expense	65,575	59,019	52,603

Deductions during period:
Cost of real estate sold	23,244	4,245	9,244
Other	(2,103)	2,056	904

Total deductions	21,141	6,301	10,148

Balance at December 31	$475,348	$430,914	$378,196

CATELLUS DEVELOPMENT CORPORATION
SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE
December 31, 2004
(Dollars in thousands)

								Principal Amount of
								Loans Subject to
					Face Amount	Carrying Amount		Delinquent Principal
Description	Interest Rate	Final Maturity Date	Periodic Payment Term	Prior Liens	of Mortgages	of Mortgages (1)(2)(3)		or Interest
First Mortgage
FOCIL — MB, LLC, WB, LLC, and SFD, LLC	12.00%	12/1/2010	Quarterly - Varying Amounts	n/a	$234,806	$226,620	(4)	$—
FOCIL — BP, LLC	12.00%	12/1/2010	Quarterly - Varying mounts	n/a	39,834	34,134	(5)	—
Talega Associates, LLC	Prime + 3%	5/18/2005	Monthly - Varying Amounts	n/a	35,563	31,204		—
104th Avenue Investment Partners	8.50%	8/31/2007	Quarterly - Varying Amounts	n/a	21,247	14,117		—
Citymark Oceanside, LLC	Prime + 2%	12/1/2009	Quarterly - Varying Amounts	n/a	10,000	10,000		—
Other mortgage loans less than 3% of total	6.00-9.00%	various	various	n/a	13,260	8,989	(6)	—

Total					$354,710	$325,064		$—

(1)	The aggregate cost for federal income tax purpose is equivalent to the total carrying amount of the mortgage loans.

(2)	See Attachment A to Schedule IV for reconciliation of beginning of period total to total at close of period.

(3)	Excludes non-mortgage loans of approximately $4.7 million.

(4)	Includes approximately $1.5 million of outstanding interest.

(5)	Includes approximately $0.2 million of outstanding interest.

(6)	Includes $1.8 million reserve for doubtful notes receivable.

CATELLUS DEVELOPMENT CORPORATION
ATTACHMENT A TO SCHEDULE IV
RECONCILIATION OF MORTGAGE LOANS AT BEGINNING OF PERIOD WITH TOTAL AT END OF PERIOD
(In thousands)

	Year Ended December 31,
	2004	2003	2002
Balance at beginning of period	$113,673	$38,848	$67,273

Additions during period:
New mortgage loans	290,164	123,320	45,051
Other — Interest	1,706	—	—

Total additions	291,870	123,320	45,051

Deductions during period:
Collections of principal	80,479	48,495	73,476
Other	—	—	—

Total deductions	80,479	48,495	73,476

Balance at close of period	$325,064	$113,673	$38,848

CATELLUS DEVELOPMENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Properties	$2,381,584	$2,316,289
Less accumulated depreciation	(487,227)	(490,409)

	1,894,357	1,825,880
Other assets and deferred charges, net	206,377	224,932
Notes receivable, less allowance	236,170	329,758
Accounts receivable, less allowance	26,902	35,800
Assets held for sale	55,484	10,336
Restricted cash and investments	12,852	29,569
Cash and cash equivalents	61,265	252,069

Total	$2,493,407	$2,708,344

Liabilities and stockholders’ equity
Mortgage and other debt	$1,208,835	$1,440,528
Accounts payable and accrued expenses	110,872	201,238
Deferred credits and other liabilities	284,187	286,780
Liabilities associated with assets held for sale	81,891	88
Deferred income taxes	51,231	36,119

Total liabilities	1,737,016	1,964,753

Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock, $0.01 par value, 105,086 and 104,720 shares issued, and 103,941 and 103,317 shares outstanding at June 30, 2005 and December 31, 2004, respectively	1,051	1,047
Paid-in capital	517,089	509,407
Unearned value of restricted stock and restricted stock unit grants (1,145 and 1,403 shares at June 30, 2005 and December 31, 2004, respectively)	(21,474)	(23,049)
Accumulated earnings	259,725	256,186

Total stockholders’ equity	756,391	743,591

Total	$2,493,407	$2,708,344

See notes to Condensed Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues
Rental revenue	$74,725	$72,428	$148,924	$144,203
Sales revenue	31,990	7,299	65,134	44,990
Management, development and other fees	3,250	758	10,794	2,457

	109,965	80,485	224,852	191,650

Costs and expenses
Property operating costs	(20,782)	(18,092)	(41,057)	(36,932)
Cost of sales	(20,141)	(4,874)	(43,036)	(27,964)
Selling, general and administrative expenses	(13,234)	(12,611)	(25,524)	(25,562)
Depreciation and amortization	(17,587)	(18,045)	(35,505)	(34,939)

	(71,744)	(53,622)	(145,122)	(125,397)

Operating income	38,221	26,863	79,730	66,253

Other income
Equity in earnings of operating joint ventures, net	2,665	2,379	5,498	4,793
Equity in earnings of development joint ventures, net	6,651	3,391	11,737	4,618
Gain on non-strategic asset sales	—	16,380	20	16,441
Interest income	8,883	2,461	17,778	5,238
Other	780	956	869	1,257

	18,979	25,567	35,902	32,347

Other expenses
Interest expense	(15,017)	(15,314)	(31,339)	(29,627)
REIT transition costs	—	(208)	—	(420)
Other	158	(1,819)	(1,340)	(2,249)

	(14,859)	(17,341)	(32,679)	(32,296)

Income before income taxes and discontinued operations	42,341	35,089	82,953	66,304
Income tax expense	(9,246)	(982)	(17,394)	(1,913)

Income from continuing operations	33,095	34,107	65,559	64,391

Discontinued operations, net of income tax:
(Loss) gain from disposal of discontinued operations	(17)	398	716	2,014
(Loss) income from discontinued operations	(6,896)	829	(6,775)	1,020

Net (loss) gain from discontinued operations	(6,913)	1,227	(6,059)	3,034

Net income	$26,182	$35,334	$59,500	$67,425

Income per share from continuing operations
Basic	$0.32	$0.33	$0.63	$0.63

Assuming dilution	$0.31	$0.33	$0.62	$0.62

(Loss) income per share from discontinued operations
Basic	$(0.07)	$0.01	$(0.06)	$0.03

Assuming dilution	$(0.06)	$0.01	$(0.06)	$0.03

Net income per share
Basic	$0.25	$0.34	$0.57	$0.66

Assuming dilution	$0.25	$0.34	$0.56	$0.65

Average number of common shares outstanding—basic	103,912	103,023	103,832	102,933

Average number of common shares outstanding—diluted	105,457	104,078	105,406	104,116

Dividends declared per share	$0.27	$0.27	$0.54	$0.54

See notes to Condensed Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2005	2004
	(Unaudited)
Cash flows from operating activities:
Net income	$59,500	$67,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,505	34,939
Deferred income tax (benefit) provision	15,112	(5,237)
Deferred gain recognized	(4,524)	(8,707)
Amortization of deferred loan fees and other costs	2,588	2,624
Equity in earnings of joint ventures	(17,235)	(9,411)
Gain on sales of investment property	(540)	(2,014)
Operating distributions from joint ventures	3,948	18,540
Cost of development property and non-strategic assets sold	41,585	47,056
Capital expenditures for development property	(28,340)	(33,119)
Other, net	3,805	4,729
Change in notes receivable	93,588	24,459
Change in deferred credits and other liabilities	12,645	18,581
Change in other operating assets and liabilities	(11,023)	(54,587)

Net cash provided by operating activities	206,614	105,278

Cash flows from investing activities:
Property acquisitions	(42,627)	(3,316)
Capital expenditures for investment property	(78,684)	(100,110)
Tenant improvements	(3,554)	(3,042)
Reimbursable construction costs	—	2,313
Net proceeds from sale of investment property	2,852	9,649
Contributions to joint ventures	(2,130)	(600)
Decrease in restricted cash and investments	16,717	61,135

Net cash used in investing activities	(107,426)	(33,971)

Cash flows from financing activities:
Borrowings	—	107,131
Repayment of borrowings	(190,380)	(132,025)
Dividends	(102,265)	(55,418)
Proceeds from issuance of common stock	2,653	3,718

Net cash used in financing activities	(289,992)	(76,594)

Net decrease in cash and cash equivalents	(190,804)	(5,287)
Cash and cash equivalents at beginning of period	252,069	45,931

Cash and cash equivalents at end of period	$61,265	$40,644

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest (net of amount capitalized)	$31,545	$29,789
Income taxes	$1,632	$24,796
Non-cash financing activities:
Debt forgiveness—property reconveyance/reduction	$(2,383)	$(8,946)
See notes to Condensed Consolidated Financial Statements.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005
(UNAUDITED)
Note 1. Description of Business
     Catellus Development Corporation (together with its subsidiaries, “Catellus” or the “Company”) owns and develops primarily industrial properties located in major markets in California, Illinois, Texas, Colorado, and Georgia, with recent expansion into New Jersey. The Company operated as a fully taxable C-corporation through December 31, 2003. At December 31, 2003, the Company reorganized its operations in order to operate as a real estate investment trust (“REIT”) commencing January 1, 2004 (see Note 11). All references to Catellus or the Company mean the current Catellus or its predecessor, as the context requires.
     On June 6, 2005, the Company and ProLogis announced that their boards had unanimously approved a definitive merger agreement under which ProLogis will acquire all of the outstanding common stock of Catellus for a total consideration of approximately $5.6 billion, including assumed liabilities and transaction costs (see Note 13).
Note 2. Interim Financial Data
     The accompanying Condensed Consolidated Financial Statements should be read in conjunction with the Company’s 2004 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. In the opinion of management, the accompanying financial information includes all normal and recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods presented.
Partnership accounting
     At June 30, 2005, the Company holds significant variable interests in three variable interest entities that do not qualify for consolidation under the provisions of FASB Interpretation No. 46-R, “Consolidation of Variable Interest Entities — an interpretation of ARB No. 51”. The Company’s significant variable interests are in the form of equity interests in two of its unconsolidated joint ventures and its participation in a master development agreement:
•	Bergstrom Partners, L.P. was formed in January 2003 to redevelop and market 624 acres of land at a former missile test site in Travis County, Texas. No further contributions are required.

•	SAMS Venture, LLC was formed in January 2003 to initially develop a new 545,000 square foot office park for the Los Angeles Air Force Base, convey that property to the United States Air Force in exchange for three parcels of land totaling 56 acres and other consideration, and finally either sell or develop for sale the three parcels. The Company’s exposure will increase should this joint venture require additional contributions from its joint venture partners.

•	A Company subsidiary entered into a master development agreement with the City of Austin, Texas in December 2004 to redevelop and market the property formerly known as the Robert Mueller Municipal Airport. The Company’s exposure will increase should public financing and sales revenues be insufficient to meet current or projected financial requirements.
     The Company’s exposure in the current financial statements as a result of its involvement with these variable interest entities is $17.5 million as of June 30, 2005.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Accounting for stock-based compensation
     At June 30, 2005, the Company has six stock-based employee compensation plans. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations. All options when granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. As a result of a stock option exchange offer related to the REIT conversion, the Company is required to recognize compensation expense related to the outstanding grants of $0.3 million and $0.5 million for the three months ended June 30, 2005 and 2004, respectively, and $(0.03) million and $1.7 million for the six months ended June 30, 2005 and 2004, respectively (see Note 11). The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)
Net income, as reported	$26,182	$35,334	$59,500	$67,425
Add: Stock-based employee compensation (credit) expense included in reported net income	257	471	(34)	1,661
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(123)	(367)	(261)	(749)

Pro forma net income	$26,316	$35,438	$59,205	$68,337

Earnings per share:
Basic—as reported	$0.25	$0.34	$0.57	$0.66

Basic—pro forma	$0.25	$0.34	$0.57	$0.66

Diluted—as reported	$0.25	$0.34	$0.56	$0.65

Diluted— pro forma	$0.25	$0.34	$0.56	$0.66

     During 2004, the Compensation and Benefits Committee of the Company’s Board of Directors established two performance-based executive award plans under the Company’s 2003 Performance Award Plan: the 2004 Transition Incentive Plan (“TIP”) and the 2004 Long-Term Incentive Plan (“LTIP”). Awards under the TIP were granted in 2004 and LTIP were granted in 2004 and 2005. The awards granted are non-voting units of measurement (“Performance Units”) that are deemed to represent one share of the Company’s common stock. Performance Units are entitled to dividend equivalents representing dividends on an equal number of shares of the Company’s common stock. Dividend equivalents are credited to participants’ accounts as additional Performance Units. The initial performance period under the LTIP and the performance period under the TIP are from January 1, 2004 through December 31, 2006. Subsequent awards under the LTIP were granted in 2005 with a performance period from January 1, 2005 to December 31, 2007. The earliest date TIP awards were eligible to begin vesting was December 31, 2004 if at least 50% of defined performance targets were achieved by that date and certain time vesting requirements as to certain participants were met. If any defined performance targets are not 100% achieved by December 31, 2006, the remaining unvested performance units will be forfeited. TIP awards are payable in the Company’s common stock. The initial and subsequent LTIP awards vest at December 31, 2006 and 2007, respectively, if the Company’s total stockholder return, relative to the total stockholder returns of a certain group of peer companies, meets certain performance targets. LTIP awards are payable 50% in the Company’s common stock and 50% in cash.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     At June 30, 2005, 312,278 Performance Units, representing the aggregate number initially awarded under both plans, less vested TIP Performance Units distributed in common stock, plus additional Performance Units from dividend equivalents on previously existing Performance Units, have been credited to participants’ accounts, subject to the vesting requirements discussed in the preceding paragraph. As required by APB 25, the Company has recognized $1.2 million and $1.3 million as compensation expense during the three months ended June 30, 2005 and 2004, respectively, and $2.1 million and $2.6 million during the six months ended June 30, 2005 and 2004, respectively, with the corresponding liability recorded in “Accounts payable and accrued expenses” in the accompanying Condensed Consolidated Balance Sheet. For purposes of recognizing compensation expense, TIP performance is based on the Company’s current estimate of the timing for achieving performance targets, and LTIP performance is measured on the basis of actual results as of June 30, 2005. The Company estimates that as of June 30, 2005, 95.7% of the TIP performance targets have been achieved. Actual performance under the LTIP is not determinable until the performance periods for the initial and subsequent awards end on December 31, 2006 and 2007, respectively. Certain TIP performance targets were 100% achieved as of December 31, 2004, and therefore were eligible for 100% vesting. However, for purposes of vesting under the TIP, since at least 50% but less than 100% of the other defined performance targets were met as of December 31, 2004, the Compensation and Benefits Committee could only certify the achievement of 50% of such targets as of December 31, 2004. In February 2005 and May 2005, the Compensation and Benefits Committee certified the achievement of the defined performance targets to an extent which resulted in the performance vesting of 85% of all TIP Performance Units, subject to the time vesting requirements as to certain participants, as discussed in the preceding paragraph.
     During 2005, the Company granted to certain officers and employees an aggregate of 169,845 shares of restricted stock with a fair market value of $4.8 million as of the grant date. Shares of restricted stock are entitled to dividends.
     During 2005, the Company granted to non-employee directors an aggregate of 14,744 Director Restricted Stock Units with a fair market value of $0.4 million as of the grant date. Director Restricted Stock Units are entitled to dividend equivalents.
     The Company expenses dividends paid on unvested restricted stock and dividend equivalents paid on restricted stock units, Director Restricted Stock Units, and Director Stock Units. For the three months ended June 30, 2005 and 2004, such dividends and dividend equivalents paid were $0.4 million and $0.3 million, respectively, and $0.9 million and $0.7 million for the six months ended June 30, 2005 and 2004, respectively.
     If the proposed merger under the definitive merger agreement between the Company and ProLogis (as announced on June 6, 2005) is completed, all outstanding vested and unvested stock options will be canceled as of the effective time of the merger. Each holder of a canceled stock option will receive $33.81 for each share of Catellus common stock subject to the canceled option, less the exercise price and any applicable withholding taxes, payable in the form of 65% ProLogis common shares and 35% cash. In addition, if the merger is completed, the outstanding TIP and LTIP Performance Units, restricted stock units, Director Restricted Stock Units and Director Stock Units will be canceled as of the effective time of the merger. The holder of each such canceled unit will receive $33.81 for each share subject to the canceled unit, less any applicable withholding taxes, payable in the form of 65% ProLogis common shares and 35% cash.
New accounting standards
     In December 2004, the FASB issued Statement of Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”). SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity investments for goods or services. This statement is effective for fiscal years that begin after June 15, 2005 (as extended by the Securities and Exchange Commission). The Company will adopt SFAS 123R in the time frame required and it is anticipated that the Company will elect the modified prospective application transition method without restatement of prior interim periods. The initial adoption of SFAS 123R will not have a significant effect on the financial position, results of operations, or cash flow of the Company.
Acquisition of joint venture interest
     On June 1, 2005, the Company acquired the remaining 50 percent interest in Pacific Market Investment Company, LLC, an investment previously held as a joint venture. In accordance with FAS 141, Business Combinations, the results of Pacific Market Investment Company, LLC’s operations have been included in the consolidated financial statements since the acquisition date. The aggregate purchase price was $36.7 million and included a $19.7 million loan assumption, and $17.0 million of cash. The value of the hotel was determined based on the current market price for investments of similar age, condition, and location. Pacific Market Investment Company, LLC owns and operates an Embassy Suites Hotel in San Diego, California.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Income Taxes
     The Company was restructured to operate as a REIT effective January 1, 2004. In general, a corporation that elects REIT status and distributes at least 90% of its taxable income to its stockholders and complies with certain other requirements (relating primarily to the nature of its assets and the sources of its revenues) is not subject to federal income taxation to the extent it distributes its taxable income. The Company began operating so as to qualify as a REIT beginning January 1, 2004, and paid at least 90% of REIT taxable income to stockholders in 2004. Based on these considerations, the Company believes that it will not be liable for taxes (except with respect to the items discussed below) and, in 2003, reversed approximately $232 million of deferred tax liabilities.
     In 2003, as part of the restructuring activities to enable the Company to operate as a REIT, the Company created subsidiaries that qualify (subject to certain size limitations) as taxable REIT subsidiaries under the REIT rules (“TRS”), which are subject to federal and state income taxes. Accordingly, the Company will still be liable for federal and state taxes with respect to income earned in the TRS. As a result of this future tax liability, certain assets of the TRS carry temporary differences between book and tax amounts that are reflected as net deferred tax liabilities at the TRS and in the Condensed Consolidated Balance Sheet. Also, a majority of the Company’s assets owned as of December 31, 2003, which were transferred into the REIT, had values in excess of tax basis (“built-in-gain”) of approximately $1.7 billion. Under the REIT rules, the Company is liable for the tax on this built-in-gain if it is realized in a taxable transaction (as for example by sale of the asset) before January 1, 2014. The Company believes that it will pay taxes on built-in-gains on the Company’s assets subject to purchase options in the event the Company cannot effectuate a tax-free exchange. As a result of this future tax liability, the temporary differences between book and tax amounts for these assets will continue to be reflected as net deferred tax liabilities in the Condensed Consolidated Balance Sheet. In addition, the Company’s 1999 and later federal and state tax returns are still open with certain returns currently under audit, which may result in additional taxes with respect to these prior years. In 2003, the Company has provided for a current tax liability, currently totaling approximately $126 million, related to certain transactions under audit where it has taken a tax benefit, but the tax impact is uncertain. Lastly, the Company expects that once certain tasks are completed, certain of the Company’s assets not currently in the TRS will later be contributed to the TRS and carry temporary differences between book and tax amounts which will result in current tax liabilities.
     To initially qualify as a REIT, among other things, the Company distributed all of its accumulated earnings and profits (“E&P”) to the Company’s stockholders in one or more taxable dividends. In order to meet the required distribution of accumulated E&P, the Company made a distribution of $128 million in cash and 10.7 million shares of Catellus common stock valued at $252 million in the fourth quarter of 2003. The amount of the distributions was based, in part, upon the estimated amount of accumulated E&P at year-end 2003. Although the Company believes that the distributions were sufficient to eliminate all of its accumulated E&P, to the extent that adjustments, if any, to prior years’ taxable income results in higher cumulative E&P, the Company will make an additional taxable distribution (in the form of cash and/or securities) at that time.
     Income tax expense for the six months ended June 30, 2005 was generated at both the REIT level and the TRS. The TRS income before income taxes was $36.7 million with an effective overall rate of 41.22%. The Company has accrued $2.3 million for state taxes at the REIT level to reflect state tax liability resulting from projected taxable income in California in excess of federal taxable income that is not distributed to stockholders and additional taxes with respect to a proposed California adjustment for a mortgage REIT subsidiary. Income tax (expense) benefit for the six months ended June 30, 2004 was generated only at the TRS level. The TRS income before income taxes for the six months ended June 30, 2004 was $4.8 million with an effective overall rate of 40.08%.
     Income tax (expense) benefit on consolidated income from continuing operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)
Current	$4,088	$(2,120)	$(2,282)	$(7,150)
Deferred	(13,334)	1,138	(15,112)	5,237

Total	$(9,246)	$(982)	$(17,394)	$(1,913)

Non-strategic asset sales
     During the second quarter 2004, the Company sold substantially all of its remaining dessert properties for $16.4 million.
Note 3. Restricted Cash and Investments
     Of the total restricted cash and investments of $12.9 million at June 30, 2005, and $29.6 million at December 31, 2004, $0.2 million and $18.9 million, respectively, represent proceeds from property sales held in separate cash accounts at trust companies in order to preserve the Company’s option to reinvest the proceeds on a tax-deferred basis. Approximately $12.0 million and $10.0 million at June 30, 2005 and December 31, 2004, respectively, represents funds in escrow for environmental work related to a land acquisition. Approximately $0.7 million at June 30, 2005 and December 31, 2004, represent funds held in pledge accounts at a bank until certain loan collateral pool requirements are met.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 4. Income Per Share
     Income from continuing and discontinued operations per share of common stock applicable to common stockholders is computed by dividing respective income by the weighted average number of shares of common stock and equivalents outstanding during the period (see table below for effect of dilutive securities).

	Three months Ended June 30,
	2005			2004
			Per Share			Per Share
	Income	Shares	Amount	Income	Shares	Amount
	(In thousands, except per share data)
Income from continuing operations	$33,095	103,912	$0.32	$34,107	103,023	$0.33

Effect of dilutive securities:
Stock options	—	570		—	699
Restricted stock and restricted stock units	—	763		—	350
Other compensation incentive plans	—	212		—	6

Income from continuing operations assuming dilution	$33,095	105,457	$0.31	$34,107	104,078	$0.33

Net (loss) gain from discontinued operations	$(6,913)	103,912	$(0.07)	$1,227	103,023	$0.01

Effect of dilutive securities:
Stock options	—	570		—	699
Restricted stock and restricted stock units	—	763		—	350
Other compensation incentive plans	—	212		—	6

Net (loss) gain from discontinued operations assuming dilution	$(6,913)	105,457	$(0.06)	$1,227	104,078	$0.01

Net income	$26,182	103,912	$0.25	$35,334	103,023	$0.34

Effect of dilutive securities:
Stock options	—	570		—	699
Restricted stock and restricted stock units	—	763		—	350
Other compensation incentive plans	—	212		—	6

Net income assuming dilution	$26,182	105,457	$0.25	$35,334	104,078	$0.34

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Six months Ended June 30,
	2005			2004
			Per Share			Per Share
	Income	Shares	Amount	Income	Shares	Amount
	(In thousands, except per share data)
Income from continuing operations	$65,559	103,832	$0.63	$64,391	102,933	$0.63

Effect of dilutive securities:
Stock options	—	594		—	780
Restricted stock and restricted stock units	—	757		—	396
Other compensation incentive plans	—	223		—	7

Income from continuing operations assuming dilution	$65,559	105,406	$0.62	$64,391	104,116	$0.62

Net (loss) gain from discontinued operations	$(6,059)	103,832	$(0.06)	$3,034	102,933	$0.03

Effect of dilutive securities:
Stock options	—	594		—	780
Restricted stock and restricted stock units	—	757		—	396
Other compensation incentive plans	—	223		—	7

Net (loss) gain from discontinued operations assuming dilution	$(6,059)	105,406	$(0.06)	$3,034	104,116	$0.03

Net income	$59,500	103,832	$0.57	$67,425	102,933	$0.66

Effect of dilutive securities:
Stock options	—	594		—	780
Restricted stock and restricted stock units	—	757		—	396
Other compensation incentive plans	—	223		—	7

Net income assuming dilution	$59,500	105,406	$0.56	$67,425	104,116	$0.65

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 5. Mortgage and Other Debt
     Mortgage and other debt at June 30, 2005 and December 31, 2004, are summarized as follows:

	June 30,	December 31,
	2005	2004
	(In thousands)
Fixed rate mortgage loans	$1,059,686	$1,084,259
Floating rate mortgage loans	87,874	114,689
Assessment district bonds	60,531	63,210
Construction loans	—	30,000
Revolving credit facility	—	148,000
Other loans	744	370

Mortgage and other debt	1,208,835	1,440,528
Liabilities of assets held for sale:
Fixed rate mortgage loans	54,755	—
Floating rate mortgage loans	25,297	—

Total mortgage and other debt	$1,288,887	$1,440,528

Due within one year	$190,939	$142,429

     During the second quarter of 2005, the Company acquired the remaining 50% interest in Pacific Market Investment Company (“PMIC”) from its joint venture partner (see Note 2). As a result, it now consolidates the assets and liabilities of PMIC which include a $40.7 million fixed rate mortgage loan bearing interest at 6.56% with a 25-year amortization schedule and maturity in April 2013.
     Interest costs relating to mortgage and other debt for the three and six months ended June 30, 2005 and 2004, are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)
Total interest incurred	$20,783	$21,443	$42,035	$43,017
Interest capitalized	(4,495)	(4,751)	(8,166)	(10,572)

Interest expensed	16,288	16,692	33,869	32,445
Less discontinued operations	(1,271)	(1,378)	(2,530)	(2,818)

Interest expense from continuing operations	$15,017	$15,314	$31,339	$29,627

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 6. Property
     Book value by property type consists of the following:

	June 30,	December 31,
	2005	2004
	(In thousands)
Rental properties:
Industrial buildings	$1,299,473	$1,278,227
Office buildings	285,488	383,763
Retail buildings	134,768	105,066
Ground leases and other	257,299	178,007
Investment in operating joint ventures	(13,512)	(21,184)

	1,963,516	1,923,879

Developable properties:
Commercial	211,918	173,305
Urban	55,292	80,959
Investment in development joint ventures	28,409	13,852

	295,619	268,116

Work-in-process:
Commercial	99,726	97,624
Urban	—	8,380

	99,726	106,004

Furniture, fixtures and equipment	22,017	17,584
Other	706	706

Gross book value	2,381,584	2,316,289
Accumulated depreciation	(487,227)	(490,409)

Net book value	$1,894,357	$1,825,880

     During the second quarter of 2005, the Company acquired the remaining 50% interest in Pacific Market Investment Company (see Note 2). The acquisition increased the book value of the Company’s properties $62.3 million.
     At June 30, 2005, two office properties with a book value of $94.9 million were under contract to be sold and therefore classified as “Assets held for sale” on the Condensed Consolidated Balance Sheet (see Note 10).
Note 7. Segment Reporting
     The Company’s reportable segments are based on the Company’s method of internal reporting, which disaggregates its business between long-term operations and those which the Company intends to transition out of over time and before the adjustments for discontinued operations. The Company has two reportable segments: Core Segment, and Urban, Residential and Other Segment (“URO”). Core Segment includes (1) the management and leasing of the Company’s rental portfolio, (2) commercial development activities, which focuses primarily on acquiring and developing suburban commercial business parks for the Company’s own rental portfolio and selling land and/or buildings that the Company has developed to users and other parties, and (3) select land development opportunities that may not always be industrial, especially projects that may not require significant capital investment on the Company’s part, where the Company can utilize its land development skills. URO includes the remaining residential projects, urban development activities and desert land sales, which the Company intends to transition out of over time of which a majority portion was sold during 2004, and REIT transition costs, including tax matters prior to becoming a REIT.
     Inter-segment gains and losses are not recognized. Debt and interest-bearing assets are allocated to segments based upon the grouping of the underlying assets. All other assets and liabilities are specifically identified.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Financial data by reportable segment is as follows:

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
Three Months Ended June 30, 2005
Revenue
Rental revenue	$78,714	$—	$78,714	$(3,989)	$74,725
Sales revenue	18,726	13,264	31,990	—	31,990
Management, development and other fees	3,250	—	3,250	—	3,250

	100,690	13,264	113,954	(3,989)	109,965

Costs and expenses
Property operating costs	(22,830)	—	(22,830)	2,048	(20,782)
Cost of sales	(16,318)	(3,840)	(20,158)	17	(20,141)
Selling, general and administrative expenses	(10,392)	(2,842)	(13,234)	—	(13,234)
Depreciation and amortization	(18,271)	(93)	(18,364)	777	(17,587)

	(67,811)	(6,775)	(74,586)	2,842	(71,744)

Operating income	32,879	6,489	39,368	(1,147)	38,221

Other income
Equity in earnings of operating joint ventures, net	2,665	—	2,665	—	2,665
Equity in earnings of development joint ventures, net	1,307	5,344	6,651	—	6,651
Gain on non-strategic asset sales	—	—	—	—	—
Interest income	7,878	1,005	8,883	—	8,883
Other	645	135	780	—	780

	12,495	6,484	18,979	—	18,979

Other expenses
Interest expense	(16,288)	—	(16,288)	1,271	(15,017)
Other	(6,206)	(425)	(6,631)	6,789	158

	(22,494)	(425)	(22,919)	8,060	(14,859)

Income before income taxes and discontinued operations	22,880	12,548	35,428	6,913	42,341
Income tax expense	(1,328)	(7,918)	(9,246)	—	(9,246)

Income from continuing operations	21,552	4,630	26,182	6,913	33,095

Discontinued operations, net of tax:
Loss from disposal of discontinued operations	—	—	—	(17)	(17)
Loss from discontinued operations	—	—	—	(6,896)	(6,896)

Net loss from discontinued operations	—	—	—	(6,913)	(6,913)

Net income	$21,552	$4,630	$26,182	$—	$26,182

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Financial data by reportable segment is as follows:

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
Three Months Ended June 30, 2004
Revenue
Rental revenue	$78,011	$—	$78,011	$(5,583)	$72,428
Sales revenue	10,980	2,691	13,671	(6,372)	7,299
Management, development and other fees	542	216	758	—	758

	89,533	2,907	92,440	(11,955)	80,485

Costs and expenses
Property operating costs	(20,283)	—	(20,283)	2,191	(18,092)
Cost of sales	(8,311)	(2,537)	(10,848)	5,974	(4,874)
Selling, general and administrative expenses	(7,247)	(5,364)	(12,611)	—	(12,611)
Depreciation and amortization	(18,957)	(273)	(19,230)	1,185	(18,045)

	(54,798)	(8,174)	(62,972)	9,350	(53,622)

Operating income (loss)	34,735	(5,267)	29,468	(2,605)	26,863

Other income
Equity in earnings of operating joint ventures, net	2,379	—	2,379	—	2,379
Equity in earnings of development joint ventures, net	—	3,391	3,391	—	3,391
Gain on non-strategic asset sales	—	16,380	16,380	—	16,380
Interest income	1,813	648	2,461	—	2,461
Other	(18)	974	956	—	956

	4,174	21,393	25,567	—	25,567

Other expenses
Interest expense	(16,692)	—	(16,692)	1,378	(15,314)
REIT transition costs	—	(208)	(208)	—	(208)
Other	(731)	(1,088)	(1,819)	—	(1,819)

	(17,423)	(1,296)	(18,719)	1,378	(17,341)

Income before income taxes and discontinued operations	21,486	14,830	36,316	(1,227)	35,089
Income taxes	(553)	(429)	(982)	—	(982)

Income from continuing operations	20,933	14,401	35,334	(1,227)	34,107

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	398	398
Income from discontinued operations	—	—	—	829	829

Net gain from discontinued operations	—	—	—	1,227	1,227

Net income	$20,933	$14,401	$35,334	$—	$35,334

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
Six Months Ended June 30, 2005

Revenue
Rental revenue	$157,114	$—	$157,114	$(8,190)	$148,924
Sales revenue	41,042	26,978	68,020	(2,886)	65,134
Management, development and other fees	6,960	3,834	10,794	—	10,794

	205,116	30,812	235,928	(11,076)	224,852

Costs and expenses
Property operating costs	(45,130)	—	(45,130)	4,073	(41,057)
Cost of sales	(30,265)	(14,941)	(45,206)	2,170	(43,036)
Selling, general and administrative expenses	(20,113)	(5,411)	(25,524)	—	(25,524)
Depreciation and amortization	(36,874)	(204)	(37,078)	1,573	(35,505)

	(132,382)	(20,556)	(152,938)	7,816	(145,122)

Operating income (loss)	72,734	10,256	82,990	(3,260)	79,730

Other income
Equity in earnings of operating joint ventures, net	5,498	—	5,498	—	5,498
Equity in earnings of development joint ventures, net	2,841	8,896	11,737	—	11,737
Gain on non-strategic asset sales	—	20	20	—	20
Interest income	15,861	1,917	17,778	—	17,778
Other	662	207	869	—	869

	24,862	11,040	35,902	—	35,902

Other expenses
Interest expense	(33,869)	—	(33,869)	2,530	(31,339)
Other	(7,761)	(368)	(8,129)	6,789	(1,340)

	(41,630)	(368)	(41,998)	9,319	(32,679)

Income before income taxes and discontinued operations	55,966	20,928	76,894	6,059	82,953
Income taxes	(4,564)	(12,830)	(17,394)	—	(17,394)

Income from continuing operations	51,402	8,098	59,500	6,059	65,559

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	716	716
(Loss) income from discontinued operations	—	—	—	(6,775)	(6,775)

Net loss from discontinued operations	—	—	—	(6,059)	(6,059)

Net income	$51,402	$8,098	$59,500	$—	$59,500

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

				Discontinued
	Core	URO	Subtotal	Operations	Total
	(In thousands)
Six Months Ended June 30, 2004

Revenue
Rental revenue	$155,176	$—	$155,176	$(10,973)	$144,203
Sales revenue	41,564	13,348	54,912	(9,922)	44,990
Management, development and other fees	1,526	931	2,457	—	2,457

	198,266	14,279	212,545	(20,895)	191,650

Costs and expenses
Property operating costs	(41,699)	—	(41,699)	4,767	(36,932)
Cost of sales	(23,167)	(12,705)	(35,872)	7,908	(27,964)
Selling, general and administrative expenses	(13,887)	(11,675)	(25,562)	—	(25,562)
Depreciation and amortization	(36,734)	(573)	(37,307)	2,368	(34,939)

	(115,487)	(24,953)	(140,440)	15,043	(125,397)

Operating income (loss)	82,779	(10,674)	72,105	(5,852)	66,253

Other income
Equity in earnings of operating joint ventures, net	4,793	—	4,793	—	4,793
Equity in earnings of development joint ventures, net	—	4,618	4,618	—	4,618
Gain on non-strategic asset sales	—	16,441	16,441	—	16,441
Interest income	4,188	1,050	5,238	—	5,238
Other	266	991	1,257	—	1,257

	9,247	23,100	32,347	—	32,347

Other expenses
Interest expense	(32,445)	—	(32,445)	2,818	(29,627)
REIT transition costs	—	(420)	(420)	—	(420)
Other	(749)	(1,500)	(2,249)	—	(2,249)

	(33,194)	(1,920)	(35,114)	2,818	(32,296)

Income before income taxes and discontinued operations	58,832	10,506	69,338	(3,034)	66,304
Income taxes	(5,885)	3,972	(1,913)	—	(1,913)

Income from continuing operations	52,947	14,478	67,425	(3,034)	64,391

Discontinued operations, net of tax:
Gain from disposal of discontinued operations	—	—	—	2,014	2,014
Income from discontinued operations	—	—	—	1,020	1,020

Net gain from discontinued operations	—	—	—	3,034	3,034

Net income	$52,947	$14,478	$67,425	$—	$67,425

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 8. Commitments and Contingencies
     The Company has standby letters of credit related to various development projects, various debt and debt service guarantees, and capital contribution commitments related to certain unconsolidated real estate joint ventures. These standby letters of credit, guarantees and capital contribution commitments as of June 30, 2005, are summarized in the following categories (in thousands):

Off-balance sheet liabilities:
Standby letters of credit	$52,689
Debt service guarantees	213
Contribution requirements	6,850

Sub-total	59,752
Liabilities included in balance sheet:
Standby letters of credit	10,836

Total	$70,588

     Standby letters of credit consist of two types: performance and financial. Performance standby letters of credit are to guarantee the construction of infrastructure and public improvements as a requirement of entitlement. Financial standby letters of credit are a form of credit enhancement commonly required in real estate development when bonds are issued to finance public improvements. As of June 30, 2005, the Company has a total of $63.5 million in these standby letters of credit, which are scheduled to expire between August 2005 and June 2006. Of this total, $52.7 million is off-balance sheet ($46.5 million in financial letters of credit and $6.2 million in performance letters of credit). The remaining $10.8 million is related to obligations that are reflected in “Mortgage and other debt” in the Company’s Condensed Consolidated Balance Sheet and were issued as additional security for liabilities already recorded on the balance sheet for separate accounting reasons (primarily assessment bond obligations of assessment districts whose operating boards the Company controls). This is different from the $52.7 million in letters of credit that are related to non-balance sheet items. When the assessment district bonds are consolidated, the full issuance proceeds amount is consolidated in “Mortgage and other debt” with a corresponding asset in “Other assets and deferred charges, net.” An example of the type of event that would require the Company to perform under the performance standby letters of credit would be the failure of the Company to construct or complete the required improvements. An example of the type of event that would require the Company to perform under the financial standby letters of credit would be a debt service shortfall in the municipal district that issued the municipal bonds. At June 30, 2005, the Company has not been required to satisfy any of these standby letters of credit.
     The Company has made debt service guarantees for one of its unconsolidated joint ventures. At June 30, 2005, based on the joint venture’s outstanding balance, these debt guarantees totaled $0.2 million and are scheduled to expire between October 2005 and December 2005. Debt service guarantees are typical business arrangements commonly required of real estate developers. An example of the types of event that would require the Company to provide a cash payment pursuant to a guarantee include a loan default, which would result from failure of the primary borrower to service its debt when due, or non-compliance of the primary borrower with financial covenants or inadequacy of asset collateral. At June 30, 2005, the Company has not been required to satisfy any amounts under these debt service guarantees.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     The Company is required to make additional capital contributions to four of its unconsolidated joint ventures if additional capital contributions are necessary to fund development costs or operating shortfalls. The Company agreed with two unconsolidated joint ventures, Serrano Associates, LLC and SAMS Venture, LLC, to make additional contributions should there be insufficient funds to meet its current or projected financial requirements. As of June 30, 2005, the Company cumulatively contributed $20.0 million to Serrano Associates, LLC as additional contributions and $4.0 million as additional contributions to SAMS Venture, LLC. The Company is also required to make additional capital contributions to another two of its unconsolidated joint ventures should additional capital contributions be necessary (see chart below). As of June 30, 2005, the Company does not expect to fund any significant capital contributions beyond the maximum capital requirements.

		Remaining
	Contribution	Contribution
	Committed	Commitment
	(In thousands)
Talega Village, LLC (1)	$14,000	$4,570
Parkway Company, LLC	38,000	2,280

	$52,000	$6,850

(1)	Talega Village, LLC has substantially wound up operations and the Company does not expect to make any future capital contributions.
     Generally, any funding of off-balance sheet guarantees would result in the increase of Catellus’ ownership interest in a project or entity similar to the treatment of a unilateral additional capital contribution to an investee.
     In addition to the contingent liabilities summarized in the table above, the Company also has the following contingencies:
     Prior to the November 2004 sales of a significant portion of the Company’s remaining urban and residential development assets to FOCIL Holdings LLC (“FOCIL”), an affiliate of Farallon Capital Management, L.L.C. (see Note 12), the Company had already negotiated on certain land asset sales and agreed to provide acquisition financings, up to $164 million, to these third party purchasers. A substantial portion of the money required to fund the $164 million financing will come from the paydowns under the loans to FOCIL as part of the FOCIL transaction in November 2004. These land parcels were ultimately included as part of the assets sold to FOCIL. Therefore, as FOCIL eventually finalizes the sale of these land parcels, the Company will provide the financing to these third party purchasers, as previously agreed. As of June 30, 2005, the Company has financed $26.2 million on one of these sales. During the second quarter of 2005, two additional sales were closed, however, approximately $23 million of the agreed-upon acquisition financings was not required. Therefore, subsequent to the end of this quarter, the remaining agreed-upon acquisition financing is approximately $115 million.
     As of June 30, 2005, $30.0 million of Community Facility District bonds were sold to finance public infrastructure improvements at a Company project. The Company is required to satisfy any shortfall in annual debt service obligation for these bonds if tax revenues generated by the project is insufficient. As of June 30, 2005, the Company does not expect to be required to satisfy any shortfall in annual debt service obligation for these bonds other than through its payment of normal project and special district taxes. Subsequently, on July 21, 2005, an additional $38.0 million of Community Facility District bonds were sold.
     The Company is a party to a number of legal actions arising in the ordinary course of business. The Company cannot predict with certainty the final outcome of these proceedings. Considering current insurance coverages and the substantial legal defenses available, however, management believes that none of these actions, when finally resolved, will have a material adverse effect on the consolidated financial conditions, results of operations, or cash flows of the Company. Where appropriate, the Company has established reserves for potential liabilities related to legal actions or threatened legal actions. These reserves are necessarily based on estimates and probabilities of the occurrence of events and therefore are subject to revision from time to time.
     Inherent in the operations of the real estate business is the possibility that environmental liability may arise from the current or past ownership, or current or past operation, of real properties. The Company may be required in the future to take action to correct or reduce the environmental effects of prior disposal or release of hazardous substances by third parties, the Company, or its corporate predecessors. Future environmental costs are difficult to estimate because of such factors as the unknown magnitude of possible contamination, the unknown timing and extent of the corrective actions that may be required, the determination of the Company’s potential liability in proportion to that of other potentially responsible parties, and the extent to which such costs are recoverable from insurance. Also, the Company does not generally have access to properties sold by it in the past.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
     At June 30, 2005, management estimates that future costs for remediation of environmental contamination on operating properties and properties previously sold approximate $2.3 million, and has provided a reserve for that amount. It is anticipated that such costs will be incurred over the next several years. Management also estimates approximately $8.6 million of similar costs relating to the Company’s properties to be developed or sold. In addition, the Company has approximately $12.0 million in escrow for environmental work related to a land acquisition (see Note 3). The Company may incur additional costs related to management of excess contaminated soil from our projects; however, the necessity of this activity depends on the type of future development activities, and, therefore, the related costs are not currently determinable. These costs will be capitalized as components of development costs when incurred, which is anticipated to be over a period of approximately twenty years, or will be deferred and charged to cost of sales when the properties are sold. Environmental costs capitalized during the six months ended June 30, 2005 and 2004 totaled $0.2 million and $1.9 million, respectively. The Company’s estimates were developed based on reviews that took place over several years based upon then-prevailing law and identified site conditions. Because of the breadth of its portfolio, and past sales, the Company is unable to review each property extensively on a regular basis. Such estimates are not precise and are always subject to the availability of further information about the prevailing conditions at the site, the future requirements of regulatory agencies, and the availability and ability of other parties to pay some or all of such costs.
     The Company owns an interest in a limited liability company of a residential project near Sacramento, California. At June 30, 2005, the book value of our investment is approximately $17.6 million and the terms of the investment require additional contributions from the members should there be insufficient operating funds (see Liquidity and Capital Resources section). The project is located in a county known to contain naturally occurring asbestos in native rock material. The EPA has conducted studies for potential risks associated with asbestos exposure from the native rock materials at various locations, including at a school site that is adjacent to the Company’s project, and the EPA has concluded that its initial exposure study raises further concerns. At this time the Company does not know if the results of the studies will have any adverse impact on the project, and the ultimate impact to its financial statements is undeterminable.
Note 9. Related Party Transactions
     The entities below are considered related parties because the listed transactions are with entities in which the Company has an ownership interest. There are no affiliated persons involved with these entities.
     The Company provides development and management services and loan guarantees to various unconsolidated joint venture investments. Fees earned were $0.2 million and $0.4 million for the three and six months ended June 30, 2005, respectively, primarily from SAMS Venture, LLC. Fees earned were $0.3 million and $1.2 million for the three and six months ended June 30, 2004, respectively, primarily from Third and King Investors, LLC, with the remainder primarily from SAMS Venture, LLC. Deferred fees of $1.5 million primarily from SAMS Venture, LLC, Serrano Associates, LLC and Bergstrom Partners, L.P. at June 30, 2005, will be earned as completed projects are sold or the venture is sold or liquidated. In 2004, the Company sold its investment in Third and King Investors, LLC.
     In 2001, the Company entered into a 99-year ground lease with one of its unconsolidated joint venture investments, Third and King Investors, LLC. Rent and reimbursable payments of $1.3 million and $2.5 million were received and recognized as rental income during the three and six months ended June 30, 2004, respectively. This joint venture investment was sold in 2004.
     The Company has a $4.6 million collateralized 9.0% note receivable from an unconsolidated joint venture, East Baybridge Partners, LP, for project costs plus accrued interest. The note is collateralized by property owned by the joint venture and matures in October 2028. The Company has entered into various lease agreements with this unconsolidated joint venture. As lessee, rent expense was $34,000 for each of the three-month periods ended June 30, 2005 and 2004, and $68,000 for each of the six-month periods ended June 30, 2005 and 2004. This lease will expire in November 2011. As lessor, the Company entered into a ground lease, which will expire in August 2054. The Company earned rental income of $0.1 million for each of the three-month periods ended June 30, 2005 and 2004, $0.2 million for each of the six-month periods ended June 30, 2005 and 2004 and has recorded a $2.8 million receivable and a $1.3 million reserve associated with this lease. The venture’s current projection reflects approximately $0.2 million available funds, per year, to pay down this receivable.
     In January 2004, the Company sold its 45% investment interest in Colorado International Center, an unconsolidated joint venture, for its capital investment balance of $0.3 million to an entity whose principal was a former Company employee.

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 10. Discontinued Operations
     In general, sales of rental property are classified as discontinued operations. Therefore, income or loss attributed to the operations and gain or loss on rental property sold or held for sale is presented in the statement of operations as discontinued operations, net of applicable income tax. Prior period statements of operations have been reclassified to reflect as discontinued operations the income or loss related to rental properties that were sold or held for sale and presented as discontinued operations during the period up to June 30, 2005. Additionally, all periods presented will likely require further reclassification in future periods as additional sales of rental properties occur.
     Discontinued operations activities for the three and six months ended June 30, 2005 and 2004, are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands)
Gain from disposal of discontinued operations
Sales revenue	$—	$6,372	$2,886	$9,922
Cost of sales	(17)	(5,974)	(2,170)	(7,908)

	(17)	398	716	2,014
Income tax expense	—	—	—	—

Net (loss) gain	$(17)	$398	$716	$2,014

Rental Revenue	$3,989	$5,583	$8,190	$10,973

(Loss) income from discontinued operations (1)	$(6,896)	$829	$(6,775)	$1,020
Income tax expense	—	—	—	—

Net (loss) income	$(6,896)	$829	$(6,775)	$1,020

(1)	An impairment charge of $6.8 million was recognized in the second quarter of 2005 for an office building which is under contract to be sold.
     Asset and liability balances of rental properties under contract to be sold at June 30, 2005 and December 31, 2004, consist of the following:

	June 30,	December 31,
	2005	2004
	(In thousands)
Assets
Properties	$94,908	$10,949
Accumulated depreciation	(43,869)	(894)

Net	51,039	10,055
Other assets	4,445	281

Total assets	55,484	10,336

Liabilities
Mortgage and other debt	(80,052)	(—)
Payable	(1,214)	(27)
Other liabilities	(625)	(61)

Total liabilities	(81,891)	(88)

Net (liabilities) assets	$(26,407)	$10,248

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
Note 11. REIT Conversion
     On January 5, 2004, the Company announced that it had completed the restructuring of its operations to qualify as a REIT and began operating as a REIT as of January 1, 2004. The REIT conversion had the following effects on the financial statements as of or for the three months ended June 30, 2005 and 2004:
•	on May 4, 2005, the Company’s Board declared a regular cash dividend for the quarter ended June 30, 2005, of $0.27 per share of common stock, or $28.0 million, that was paid on July 15, 2005 to stockholders of record at the close of business on June 28, 2005. Subsequently, on July 27, 2005, the Company’s Board declared a regular cash dividend for the quarter ending September 30, 2005, of $0.27 per share of common stock payable on August 31, 2005, to stockholders of record at the close of business on August 16, 2005. In December 2004, the Company’s Board declared a regular cash dividend for the quarter ending December 31, 2004, of $0.27 per share of common stock, or $27.9 million, and a special dividend of $0.45 per share of common stock, or $46.5 million, that were paid on January 18, 2005. Cash dividends of $0.27 per common share for the fourth quarter 2003 and the first, second, and third quarters of 2004 and first quarter of 2005 were paid on January 15, 2004, April 15, 2004, July 15, 2004, October 15, 2004, and April 15, 2005; respectively. The actual amount of the dividends for subsequent quarters will be as determined and declared by the Company’s Board of Directors and will depend on the Company’s financial condition, earnings, and other factors, many of which are beyond the Company’s control;

•	conversion and related restructuring costs of $0.2 million and $0.4 million were paid to third parties for the three and six months ended June 30, 2004, respectively;

•	one-time costs associated with the stock option exchange offer approximated $32 million, which includes the costs for the restricted stock and restricted stock units of $25.6 million (such cost will be amortized over three years until December 31, 2006), and compensation expenses of $6.6 million as a result of the required variable accounting treatment for the remaining outstanding options upon the expiration of the exchange offer program on October 29, 2003 (such expense will be amortized over the remaining vesting period of the options from November 2003). Amortization costs, for the three months ended June 30, 2005 and 2004 associated with the 2003 stock option exchange offer, which includes the costs for the restricted stock and restricted stock units, were $1.9 million and $2.5 million, respectively, and compensation expenses of $0.3 million and $0.5 million, respectively, were recognized as a result of the required variable accounting treatment for options. Amortization costs, for the six months ended June 30, 2005 and 2004 associated with the 2003 stock option exchange offer, which includes the costs for the restricted stock and restricted stock units, were $4.1 million and $5.0 million, respectively, and compensation (benefit) expense of $(0.03) million and $1.7 million, respectively, was recognized as a result for the required variable accounting treatment for options.
Note 12. Sale of Non-Core Assets
     In November 2004, the Company sold a significant portion of its remaining urban and residential development assets, with a book value of $295.9 million, to FOCIL for $343.3 million. A sales gain of $4.6 million has been deferred at June 30, 2005 until certain future requirements are met. The purchase price consisted of $68.7 million in cash and $274.6 million in debt financed by the Company that is collateralized by the assets sold. The financings provided to FOCIL and the additional agreed-upon financings as disclosed at Note 8 were considered in determining initial and continuing involvement for purposes of ensuring the appropriate revenue recognition method. FOCIL has engaged the Company to act as development manager for the assets. For the three months ended June 30, 2005, the Company has earned $6.3 million in interest and $3.0 million in development and other fees. For the six months ended June 30, 2005, the Company has earned $13.0 million in interest and $9.6 million in development and other fees, and at June 30, 2005 has deferred the recognition of an additional $10.0 million of development fees until certain future requirements are met.
Note 13. Merger with ProLogis
     On June 6, 2005, the Company and ProLogis announced that their boards have unanimously approved a definitive merger agreement under which ProLogis will acquire all of the outstanding common stock of Catellus for a total consideration of approximately $5.6 billion, including assumed liabilities and transaction costs. Under the terms of the merger agreement, each Catellus stockholder has the right to elect to receive either 0.822 of a ProLogis common share or $33.81 in cash, without interest, for each share of the Company’s common stock that the stockholder owns immediately prior to the effective time of the merger. Catellus stockholder elections will be reallocated and prorated to fix the aggregate cash consideration to be paid by ProLogis pursuant to the merger agreement at $1.255 billion, which means that the total merger consideration (regardless of what form of consideration Catellus stockholders may elect to receive) will consist of about 65% ProLogis common shares and about 35% cash. On July 13, 2005, ProLogis filed with the Securities and Exchange Commission a registration statement on Form S-4, which contains a

CATELLUS DEVELOPMENT CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
preliminary joint proxy statement/prospectus. The preliminary joint proxy statement/prospectus provides important information, including detailed risk factors, regarding the proposed merger. There are a number of conditions that must occur for the merger to close. These conditions include the approval of the merger agreement by the stockholders of both Catellus and ProLogis. It is anticipated that the merger will be completed in September 2005.